LEASE OF SPACE
(Single-Story Office)

This Lease is made as of June 19, 2006, between Clairbridge Companies, LLC a Colorado limited liability Company (“CLAIRBRIDGE LLC”), as the “Landlord” and Solera National Bancorp, Inc., a Delaware corporation (“Tenant”).

I. GENERAL.

1.1 Consideration. Landlord enters into this Lease in consideration of the payment by Tenant of the rents herein reserved and the keeping, observance and performance by Tenant of the covenants and agreements of Tenant herein contained.

1.2 Exhibits and Addenda to Lease. The Summary of Basic Lease Terms (“Summary”), Attachments, Exhibits and Addenda listed below shall be attached to this Lease and be deemed incorporated in this Lease by this reference. In the event of any inconsistency between such Summary, Attachments, Exhibits and Addenda and the terms and provisions of this Lease, the terms and provisions of the Summary, Attachments, Exhibits and Addenda shall control. The Summary, Attachments, Exhibits and Addenda to this Lease are:

Summary of Basic Lease Terms
Exhibit A - Legal Descriptions of Land and Project
Exhibit B - Location of Demised Premises Within Building
Exhibit C - Rules & Regulations
Exhibit D - Signage Specifications
Exhibit E - Space Plan
Exhibit F - Work Letter
Exhibit G- Addendum to Lease
Exhibit H- Site plan designating Parking Spaces

II. DEFINITIONS; DEMISE OF PREMISES.

2.1 Demise. Subject to the provisions, covenants and agreements herein contained, Landlord hereby leases and demises to Tenant, and Tenant hereby leases from Landlord, the Demised Premises as hereinafter defined, for the Lease Term as hereinafter defined, subject to existing covenants, conditions, restrictions, easements and encumbrances affecting the same.

2.2 Demised Premises. The “Demised Premises” shall mean the space to be occupied by Tenant as depicted in Exhibit B attached hereto and cross-hatched thereon. The depiction of the Demised Premises on Exhibit “B” contains approximately the number of square feet of rentable floor area ("Floor Area") set forth in the Summary, which depiction is herein referred to as the “Space Plan”. The Demised Premises are within the Building which is located on the Land, as the terms Building and Land are hereinafter defined.

2.3 Area and Address. The Demised Premises contains approximately the Floor Area set forth in the Summary. The address of the Demised Premises is the address set forth in the Summary.

2.4 Land. “Land” shall mean the parcel of real property more particularly described as the Land in Exhibit A attached hereto.

2.5 Building. “Building” shall mean the building containing the Demised Premises, which is constructed on the Land and contains approximately the Floor Area set forth on the Summary.

2.6 Improvements. “Improvements” shall mean the Building, the Parking Area as hereinafter defined, and all other fixtures and improvements owned by Landlord on the Land, including landscaping thereon.

2.7 Project. “Project” shall mean the buildings and other improvements constructed or hereafter constructed on the Land described as the Project on Exhibit “A” attached hereto.

2.8 Property. “Property” shall mean the Land, the Building and the Improvements and any fixtures and personal property used in operation and maintenance of the Land, Building and Improvements other than fixtures and personal property of Tenant and other users of space in the Building.

2.9 Common Facilities. “Common Facilities” shall mean all of the Property except (a) the Demised Premises and (b) the other premises in the Building leased or held for lease to other tenants. Common Facilities shall include the Parking Area and any walks, driveways, and, if applicable, lobby areas, halls, stairs, elevators, restrooms and all other interior areas in the Building, or exterior areas, including monument sign designated by Landlord from time to time as Common Facilities for common use of Tenant and other users of space in the Building or the Project. If Landlord so elects, the Common Facilities shall also include any portions of the Common Facilities of the Project designated by Landlord from time to time.

2.10 Parking Area. “Parking Area” shall mean that portion of the Common Facilities, shown on Exhibit H which is paved and for the parking of motor vehicles, as designated by Landlord from time to time.

2.11 Use of Common Facilities and Parking Area. Tenant is hereby granted the non-exclusive right and license to use, in common with others entitled to such use, the Common Facilities, as it from time to time exists, subject to the rights of Landlord reserved herein. Tenant shall not interfere, at any time, with the rights of Landlord and others entitled to use any part of the Common Facilities, and shall not store, either permanently or temporarily, any materials, supplies or equipment in or on the Common Facilities. Landlord shall have the right, at any time, to change, reduce or otherwise alter the Common Facilities which may impact the Demised Premises, in its sole and subjective discretion and without compensation to Tenant, provided, however, such change (a) does not reduce the number of Tenant’s parking spaces provided in the Summary, and (b) permits reasonable access to loading areas and to the Demised Premises, subject to the provisions of Section 2.12. Landlord may use any of the Common Facilities, including one or more street entrances to the Project, as are necessary in Landlord’s judgment, for the purpose of completing or making repairs or alterations in any portion of the Project. Landlord reserves the right to the roof, the demising floors, walls and ceilings, and the exterior walls of the Building, and all telecommunications and utilities chases, ducts or other passageways located within the Demised Premises, the Building or the Project (the “Reserved Area”). The installation of any telecommunications or utilities wires, cables or other equipment or facilities in the Reserved Area by Tenant or any other service provider of Tenant shall be subject to the prior written approval of Landlord, not to be unreasonably withheld. Landlord shall be entitled to allocate the available space in the Reserved Area as Landlord determines from time to time. If Landlord determines that Tenant’s use of the Reserved Area shall require additional improvements or other costs to Landlord, Landlord shall be entitled to charge such costs to Tenant as a condition precedent to its consent.

2.12 Covenant of Quiet Enjoyment. Landlord covenants and agrees that, provided a Default (as hereinafter defined) by Tenant has not occurred, and provided that Tenant keeps, observes and performs its covenants and agreements contained in this Lease, Tenant shall have quiet possession of the Demised Premises and such possession shall not be disturbed or interfered with by Landlord. Landlord shall under no circumstances be held responsible for restriction or disruption of access to the Project from public streets caused by construction work or other actions taken by governmental authorities or other tenants (their employees, agents, visitors, contractors or invitees) or any other cause not entirely within Landlord’s direct control, and such circumstances shall not constitute a constructive eviction of Tenant nor give rise to any right of Tenant against Landlord.

2.13 Condition of Demised Premises. Except as may be provided in the Work Letter attached hereto, Tenant covenants and agrees that, upon taking possession of the Demised Premises, Tenant shall be deemed to have accepted the Demised Premises “as is” and Tenant shall be deemed to have waived any warranty of condition or habitability, suitability for occupancy, use or habitation, fitness for a particular purpose or merchantability, express or implied, relating to the Demised Premises. Except of any “Punch List” items agreed to by Landlord and Tenant pursuant to the Work Letter, and any latent defects Tenant’s acceptance of the Demised Premises shall constitute its acknowledgment that the Demised Premises was in good condition, order and repair at the time of such acceptance including, without limitation, all doors, and all other mechanical and electrical systems. Notwithstanding the foregoing, Landlord represents to Tenant that, upon completion of the Landlord Work, as of the Commencement Date, the Demised Premises will be in material compliance with all applicable governmental building codes and regulations governing access, including the Americans With Disabilities Act (“Access Regulations”). Landlord makes no representation and has no obligations with respect to any modifications or amendments to the Access Regulations that may arise after the Commencement Date.

2.14 Relocation. Intentionally Deleted

III. TERM OF LEASE.

3.1 “Initial Lease Term” shall mean the period of time specified in the Summary commencing at noon on the Commencement Date specified in the Summary and expiring at noon on the Expiration Date described in the Summary (the Initial Lease Term together with any extensions thereof is herein referred to as the “Lease Term”).

3.2  Early Occupancy. If Tenant desires to take possession of the Demised Premises prior to the Commencement Date, Tenant shall obtain the written consent of Landlord. If Tenant takes possession of the Demised Premises prior to the Commencement Date, for installation of telephone, computer equipment and cabling, except the obligation to pay rent all provisions of this Lease shall be effective as of the date Tenant so takes possession. If the Initial Lease Term shall begin on a day other than the first day of a calendar month, the monthly installment of Basic Rent for the fractional month at the beginning of the Initial Lease Term shall be prorated based upon a thirty (30) day month, and shall be paid on the date of the beginning of the Initial Lease Term. Upon written request to Landlord, Tenant shall be permitted to gain access (but not possession) of the Demised Premises for up to 45 days prior to the Commencement Date for the sole purpose of installation of cabling equipment and furnishings, all at Tenant’s sole cost and expense.

3.3  Rent Abatement. If, for any reason (other than Tenant Delay), Substantial Completion of the Landlord Work (as defined in the Work Letter attached hereto as Exhibit “F”) has not occurred by October 15, 2006, Tenant's obligation to pay Basic Rent and Additional Rent shall be abated for each day after October 15, 2006 until the date Substantial Completion of the Landlord Work occurs; the Lease shall remain in full force and effect and the Tenant shall have no right to rescind or cancel the same. Landlord's agreement to defer Tenant's obligation for Basic Rent and Additional Rent owing hereunder during such abatement period shall be in full satisfaction of any and all claims or amounts which Tenant might otherwise be able to claim as a result of such delay in Landlord's delivery of possession of Premises. For example, if Substantial Completion occurs November 1, 2006, Tenant will be entitled to 15 days of rent abatement and will commence paying rent on November 15, 2006 even though the Commencement Date is November 1, 2006.

IV. RENT AND OTHER AMOUNTS PAYABLE.

4.1 Basic Rent. Tenant covenants and agrees to pay to Landlord, without offset, reduction, deduction, counterclaim or abatement, basic rent for the Lease Term in the amount specified as basic rent in the Summary (“Basic Rent”). The term “year” and subsequent years as described in the Summary shall mean: (a) as to the first year of the Lease Term, the period of time beginning on the Commencement Date of the Lease Term and ending on December 31st of the calendar month in which the Commencement Date occurs; and (b) for subsequent years, the corresponding period of time commencing upon the expiration of the previous year and ending one (1) year thereafter.

4.2 Monthly Payments. Basic Rent shall be payable monthly in advance, without notice, in equal installments in the amount of monthly rent specified in the Summary. The first such monthly installment shall be due and payable upon the commencement date and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date recited in the Summary during the Lease Term, except that the rental payment for any fractional calendar month at the commencement or end of the Lease Term shall be prorated based on a thirty (30) day month. Acceptance of Basic Rent or any other sums payable by Tenant to Landlord from anyone other than Tenant shall not be construed as a waiver by Landlord, nor as a release of Tenant, but the same shall be taken to be a payment on account of Tenant.

4.3 Place of Payments. Basic Rent and all other sums payable by Tenant to Landlord under this Lease shall be paid to Landlord at the place for payments specified in the Summary, or such other place as Landlord may, from time to time, designate in writing.

4.4 Lease a Net Lease and Rent Absolute. It is the intent of the parties that the Basic Rent provided in this Lease shall be a net payment to Landlord; that this Lease shall continue for the full Lease Term notwithstanding any occurrence preventing or restricting use and occupancy of the Demised Premises, including any damage or destruction affecting the Demised Premises, and any action by governmental authority relating to or affecting the Demised Premises, except as otherwise specifically provided in this Lease; that the Basic Rent and Additional Rent shall be absolutely payable without offset, reduction, deduction, counterclaim, or abatement for any cause except as otherwise specifically provided in this Lease; that Landlord shall not bear any costs or expenses relating to the Demised Premises or provide any services or do any act in connection with the Demised Premises except as otherwise specifically provided in this Lease; and that Tenant shall pay, in addition to Basic Rent, Additional Rent to cover costs and expenses relating to the Demised Premises, the Common Facilities, and the Property, all as hereinafter provided.

4.5 Additional Rent. Tenant covenants and agrees to pay, as additional rent under this Lease (“Additional Rent”), without offset, reduction, deduction, counterclaim or abatement, all costs and expenses relating to the use, operation, maintenance and repair of the Demised Premises by Tenant; Tenant’s Pro Rata Share (as defined in Section 4.6) of the Common Facilities Charges (as defined in Section 7.2); Tenant’s Pro Rata Share of all Taxes (as defined in Section 5.1) and Landlord’s Insurance (as defined in Section 4.7); and all other costs and expenses which Tenant is obligated to pay to Landlord or any other person or entity under this Lease, whether or not stated or characterized as Additional Rent.

4.6 Tenant’s Pro Rata Share. “Tenant’s Pro Rata Share” shall mean the percentage set forth in the Summary as Tenant’s Pro Rata Share which is the percentage derived by dividing the approximate Floor Area of the Demised Premises, as initially set forth in the Summary, by the approximate Floor Area of the Building or the Project, as the case may be, as initially set forth in the Summary. Landlord and Tenant agree that such approximations of Floor Area of the Demised Premises, the Building and the Project are reasonable, and that the calculations of Basic Rent and Tenant’s Pro Rata Share based on such approximations are not subject to revision under any circumstances, except as expressly provided in this Section 4.6. If the Floor Area of the Demised Premises, the Building, or the Project are ever remeasured, the result may only be used to adjust the identification thereof, and neither Landlord nor Tenant shall be entitled to claim an increase or decrease in the amount of the monthly Basic Rent specified in the Summary or the amount of Tenant’s Pro Rata Share specified in the Summary based upon such remeasurement. The Demised Premises shall be approximately as depicted in the Space Plan, provided, however, in no event shall Landlord be liable to Tenant or Tenant have any claims or rights against Landlord if the actual Floor Area of the Demised Premises is different than the estimated Floor Area of the Demised Premises herein provided. Notwithstanding anything to the contrary, if Landlord from time to time increases or reduces the Floor Area of the Building or constructs additional building(s) upon the Land or the Project, as the case may be, then Landlord shall recalculate Tenant’s Pro Rata Share using the formulas hereinabove set forth based upon the added or reduced Floor Area. Landlord shall be entitled to provide services for the Common Facilities for either the Building or the Project, as Landlord determines from time to time. Landlord shall be entitled to charge from time to time all or any item of the Common Facilities Charges, Taxes, Landlord’s Insurance, or any other Additional Rent on the basis of either the Building or the Project. For all items to be charged for the Building, the Tenant’s Pro Rata Share of the Building shall be used and, for all items relating to the Project, Tenant’s Pro Rata Share of the Project shall be used for the purposes of calculating such items, as determined by Landlord.

4.7 Monthly Deposits. Tenant shall pay, as Additional Rent, to Landlord, as a monthly deposit (“Monthly Deposit”), in advance, without notice, on the day that payment of Basic Rent is due, an amount equal to 1/12 of Landlord’s estimate of Tenant’s Pro Rata Share of Taxes (defined in Section 5.1), Property Insurance (defined in Section 6.1) and Liability Insurance (defined in Section 6.2) (such Property Insurance and Liability Insurance are collectively referred to herein as “Landlord’s Insurance”), and Common Facilities Charges (defined in Section 7.2).

4.8 Security Deposit. Upon execution of this Lease by Tenant, Tenant shall deposit with Landlord the amount specified as a security deposit in the Summary (“Security Deposit”). The Security Deposit with interest shall be retained by Landlord and may be applied by Landlord, to the extent necessary, to pay and cover any loss, cost, damage or expense, including attorneys’ fees sustained by Landlord by reason of the failure of Tenant to comply with any provision, covenant or agreement of Tenant contained in this Lease. To the extent not necessary to cover such loss, cost, damage or expense, the Security Deposit, without any interest thereon, shall be returned to Tenant within sixty (60) days after the expiration of the Lease Term or as may be otherwise provided by law. The Security Deposit shall not be considered as an advance payment of rent or as a measure of the loss, cost, damage or expense which is or may be sustained by Landlord. If all or any portion of the Security Deposit is applied by Landlord to pay any such loss, cost damage or expense, Tenant shall, from time to time, promptly upon demand, deposit with Landlord such amounts as may be necessary to replenish the Security Deposit to its original amount

4.9 General Provisions as to Monthly Deposits and Security Deposit. Landlord may commingle the Security Deposit or Monthly Deposits with Landlord’s own funds and use such funds as Landlord determines. In no event shall Landlord be required to hold such funds in escrow or trust for Tenant. Landlord shall not be obligated to pay interest to Tenant on account of the Monthly Deposits and Security Deposit. In the event of a transfer by Landlord of Landlord’s interest in the Demised Premises, Landlord or the property manager of Landlord may deliver the remaining balance of any Monthly Deposits and Security Deposit to the transferee of Landlord’s interest, advise Tenant of the name and address of such transferee and Landlord and such property manager shall thereupon be discharged from any further liability to Tenant with respect to such Monthly Deposits and Security Deposit. In the event of a Transfer (as defined in Section 8.16) by Tenant of Tenant’s interest in this Lease, Landlord shall be entitled to return the Monthly Deposits and Security Deposit to Tenant’s successor in interest and Landlord shall thereupon be discharged from any further liability with respect to the Monthly Deposits and Security Deposit.

4.10 Annual Adjustment. Following the end of each calendar year of the Lease Term, Landlord shall submit to Tenant a statement setting forth the exact amount of Tenant’s Pro Rata Share of Taxes, Landlord’s Insurance, and Common Facilities Charges for the previous calendar year (the “Statement”). The Statement shall also set forth the estimated the Monthly Deposits for the current calendar year. If Landlord determines that the actual amount of Tenant’s Pro Rata Share of Taxes, Landlord’s Insurance, and Common Facilities Charges, collectively for the previous calendar year exceeds the Monthly Deposits for such previous calendar year, Tenant shall pay to Landlord, within ten (10) days after receipt of the Statement, such deficiency in the amount reflected in the Statement. If Landlord determines that the Monthly Deposits exceeded the actual amount of Tenant’s Pro Rata Share of Taxes, Landlord’s Insurance and Common Facilities Charges, collectively for the previous calendar year, the excess amount shall, at Landlord’s option and, except as may be otherwise provided by law, either be paid to Tenant or credited against future Monthly Deposits or against Basic Rent, Additional Rent or other amounts payable by Tenant under this Lease. If Tenant disputes any Statement submitted by Landlord, including the estimated Monthly Deposits, Tenant shall give Landlord notice of such dispute within thirty (30) days after Landlord provides the Statement to Tenant. If Tenant does not give Landlord timely notice, Tenant waives its right to dispute that particular Statement and Tenant shall be deemed to have accepted the calculation of the Taxes, Landlord’s Insurance and Common Facilities Charges and Tenant’s Pro Rata Share thereof for such calendar year, and Tenant shall not be thereafter entitled to dispute or object to that particular Statement or the calculation thereof. If Tenant timely objects and provided that Tenant has paid the entire amount of Tenant’s Pro Rata Share of Taxes, Landlord’s Insurance and Common Facilities Charges and is not in default of its obligations under this Lease, then Tenant for a period of thirty (30) days after Tenant’s notice may engage its own certified public accountants (“Tenant’s Accountants”) to verify the accuracy of the Statement objected to by Tenant. During such thirty (30) period, Tenant’s Accountants shall be entitled to examine the books and records of Landlord pertaining to that particular Statement, which examination shall be conducted only during the regular business hours of Landlord at the office where Landlord maintains such books and records. Tenant’s Accountants shall enter into a confidentiality agreement with Landlord satisfactory to Landlord. Tenant shall deliver to Landlord copies of all audits, reports or other results from its examination within fifteen (15) days after receipt thereof by Tenant. All costs incurred by Tenant for Tenant’s Accountants shall be paid by Tenant; provided that if tenant has been overcharged by more then 5%, the cost of Tenant’s Accountants shall be paid by landlord. Notwithstanding any pending dispute, Tenant shall continue to pay Landlord the amount of the estimated Monthly Deposits until such amount has been determined to be incorrect. The amounts of Taxes, Landlord’s Insurance and Common Facilities Charges payable by Tenant for the calendar years in which the Lease Term commences and expires shall be subject to the provisions hereinafter contained in this Lease for proration of such amounts in such years. Prior to the dates on which payment is due for Taxes, Landlord’s Insurance and Common Facilities Charges, Landlord shall make payment of Taxes, Landlord’s Insurance and Common Facilities Charges, to the extent of funds from Monthly Deposits are available therefor and, upon request by Tenant, shall furnish Tenant with a copy of any receipt for such payments. Except for Landlord’s obligation to make payments out of funds available from Monthly Deposits, the making of Monthly Deposits by Tenant shall not limit or alter Tenant’s obligation to pay Taxes and to maintain insurance as elsewhere provided in this Lease. The obligations of the parties under this Section shall survive the termination or expiration of this Lease or the early termination of Tenant’s right to occupy the Demised Premises.

V. TAXES.

5.1 Covenant to Pay Taxes. Tenant covenants and agrees to pay, as Additional Rent, Tenant’s Pro Rata Share of Taxes, as hereinafter defined, which accrue during or are attributable to the Lease Term, as it may be extended from time to time . “Taxes” shall mean all taxes, assessments or other impositions, general or special, ordinary or extraordinary, of every kind or nature, which may be levied, assessed or imposed upon or with respect to the Property or the Project (as the case may be), or any part thereof, or upon any building, improvements or personal property at any time situated thereon. Taxes shall exclude income, capital stock, estate, inheritance franchise. Taxes shall not include any interest, fine or penalty for late payment.

5.2 Proration at Commencement and Expiration of Term. Taxes shall be prorated between Landlord and Tenant for the year in which the Lease Term commences and for the year in which the Lease Term expires as of, respectively, the commencement date of the Lease Term and the date of expiration of the Lease Term, except as hereinafter provided. Additionally, for the year in which the Lease Term expires, Tenant shall be liable without proration for the full amount of Taxes relating to any improvements, fixtures, equipment or personal property which Tenant is required to remove or in fact removes as of the expiration of the Lease Term. Proration of Taxes shall be made on the basis of actual Taxes. Tenant’s Pro Rata Share of Taxes for the years in which the Lease Term commences and expires shall be paid and deposited with the Landlord through Monthly Deposits as hereinabove provided.

5.3 Special Assessments. If any Taxes are payable in installments over a period of years, Tenant shall be responsible only for installments for periods during the Lease Term with proration, as above provided, of any installment payable prior to the commencement date or after the expiration date of the Lease Term.

5.4 New or Additional Taxes. Tenant’s obligation to pay Tenant’s Pro Rata Share of Taxes shall include any Taxes of a nature not presently in effect but which may hereafter be levied, assessed or imposed upon Landlord or upon the Property or the Project (as the case may be), if such tax shall be based upon or arise out of the ownership, use or operation of or the rents received therefrom, other than income taxes or estate taxes of Landlord. For the purposes of computing Tenant’s liability for such new type of tax or assessment, the Property shall be deemed the only property of Landlord.

5.5 Landlord’s Sole Right to Contest Taxes. Landlord shall have the sole right to contest any Taxes. Landlord shall credit Tenant with Tenant’s Pro Rata Share of any abatement, reduction or recovery of any Taxes attributable to the Lease Term less Tenant’s Pro Rata Share of all costs and expenses incurred by Landlord, including attorney’s fees, in connection with such abatement, reduction or recovery.

VI. INSURANCE.

6.1 Property Insurance. Landlord covenants and agrees to maintain all-risk property insurance (“Property Insurance”) for the Building, the shell and core of the Building and the Demised Premises at not less than 80% replacement value, from such company, with such deductible and on such terms and conditions as Landlord deems appropriate, in its reasonable discretion, from time to time including, without limitation, extended coverage and insurance for loss of rent, boilers, exterior plate glass and other exterior glass. Property Insurance obtained by Landlord need not name Tenant as an additional insured party and may, at Landlord’s option, name any Mortgagee (as herein defined) as an additional insured party as its interests may appear. Tenant covenants and agrees to pay, as Additional Rent, its Pro Rata Share of the cost of the Property Insurance obtained by Landlord for the Property or the Project (as the case may be) and the cost of any deductible under such Property Insurance.

6.2 Tenant’s Insurance. Tenant covenants and agrees to maintain throughout the Lease Term insurance coverage at least as broad as ISO Causes of Loss - Special Form Coverage against risk of direct physical loss or damage (commonly known as “all risk”) for the full replacement cost of Tenant’s equipment, fixtures, improvements, Changes (as hereinafter defined) and personal property in the Demised Premises. Tenant covenants and agrees to maintain throughout the Lease Term a commercial general liability policy, including protection against death, personal injury and property damage, issued by an insurance company qualified to do business in the state in which the Demised Premises are located and with (a) a single limit of not less than $1,000,000.00 per occurrence and (b) an annual aggregate limit of not less than $3,000,000. Such policy shall name Landlord, its property manager and the Mortgagee (as hereinafter defined) as additional insureds, be primary to any other similar insurance as such additional insureds, and provide that it may not be cancelled or modified without at least thirty (30) days prior notice to Landlord and Mortgagee. The minimum limits of such insurance do not limit the liability of Tenant hereunder. Prior to occupancy of the Demised Premises and prior to expiration or the then-current policy, Tenant shall deliver to Landlord certificates evidencing that insurance required under this Lease is in effect. Tenant covenants and agrees to obtain all other insurance, coverages, and endorsements customarily maintained by companies in the general business and use or reasonably requested by Landlord from time to time, including, without limitation, and workers compensation insurance. The commercial general liability policy obtained by Tenant shall not contain any retention or self-insurance provision, unless otherwise approved in writing by Landlord.

6.3 Liability Insurance. Landlord covenants and agrees to maintain a commercial general liability policy (“Liability Insurance”) covering the Common Facilities of the Property or the Project (as the case may be) in amounts at least equal to that required of Tenant from such company, with such deductible and on such terms and conditions as Landlord deems appropriate, in its reasonable discretion, from time to time. Liability Insurance obtained by Landlord need not name Tenant as an additional insured party and may, at Landlord’s option, name the Mortgagee as an additional insured party. Tenant covenants and agrees to pay, as Additional Rent, its Pro Rata Share of the cost of the Liability Insurance obtained by Landlord and the cost of any deductible under the Liability Insurance.

6.4 Waiver of Recovery. Except for Tenants indemnity obligations under Section 8.23 below, Landlord and Tenant waive all right of recovery against the other and its respective officers, partners, members, agents, representatives and employees for loss or damage to its real and personal property kept in or about the Building or the Project which is capable of being insured against under ISO Causes of Loss - Special Form Coverage, or for loss of business revenue or extra expense arising out of or related to the use and occupancy of the Demised Premises, to the extent there is valid and collectible insurance carried by such party or required to be carried by such party under this Lease. Each party shall, upon obtaining the property damage insurance required by this Lease, notify the insurance carrier that the foregoing waiver is contained in this Lease and to obtain an appropriate waiver of subrogation in the policies.

6.5 Cooperation. Landlord and Tenant shall cooperate with each other in the collection of any insurance proceeds which may be payable in the event of any loss, including execution and delivery of any proof of loss or other action required to such recovery.

VII. OPERATING, MAINTENANCE AND REPAIR EXPENSES.

7.1 Utility Charges. Tenant covenants and agrees to contract in Tenant’s own name and to pay, as Additional Rent, all charges for , gas, electricity, light, heat, power, telephone, telecommunication, internet, or other data transmission or utility services used, rendered or supplied to or for the Demised Premises. Gas and electric utilities will be separately metered to the Demised Premises. If any other utility charges are not separately metered or billed to the Demised Premises, then Tenant shall pay, as Additional Rent, Tenant’s Pro Rata Share thereof to Landlord, which amount shall be included in the Common Facilities Charges.

7.2 Common Facilities Charges. Tenant covenants and agrees to pay, as Additional Rent, Tenant’s Pro Rata Share of Common Facilities Charges (as herein defined). The term “Common Facilities Charges” shall mean: all costs and expenses of operating, repairing, maintaining, upkeep of the Common Facilities, the Building, the Improvements, the Property and the Project including, without limitation, upkeep and replanting of grass, trees, shrubs and landscaping; removal of dirt, debris, obstructions and litter from the Parking Area, landscaped areas, sidewalks and driveways; 5 day janitorial and trash removal for the Premises and trash and garbage disposal for the Common Facilities and the tenants of the Property or Project; exterior window washing; repairs, resealing, re-striping, sweeping and snow and ice removal from the Parking Area, sidewalks, and driveways; removal of graffiti and repair of vandalism; heating, ventilation and air conditioning units, systems, equipment and facilities (“HVAC”) serving the Demised Premises, other premises leased to other tenants of the Property or the Project, the Building and the Common Facilities including, without limitation, replacement of filters, periodic inspections and any maintenance contracts (provided that Landlord shall not be obligated to carry any maintenance contracts); building signs; stairways; elevators; skylights; gas, electricity, light, heat, power and other utilities for the Common Facilities; extermination services; fire protection systems, monitoring and sprinkler systems; exterior painting; interior painting of the Common Facilities; replacement of interior light bulbs, light fixtures and ballasts in the Common Facilities; maintenance and repairs to roofs; repair, maintenance and replacement of damaged or broken exterior glass or windows; water and sewage disposal systems and charges; storm drainage systems and charges (including, without limitation, any detention, drainage or pond areas located within the Project); irrigation and landscaping sprinkler systems; dues and fees; supplies and the cost of any rental of equipment in implementing such services; wages, salaries, compensation, taxes, medical and other insurance, pension and retirement plans, and all other benefits and costs of personnel engaged in the operation, management, maintenance, service or security of the Property or Project including, without limitation, property managers and all other personnel for the daily supervision and performance thereof; charges for professional management and administration of the Building, not to exceed 3% of revenue, the Common Facilities, the Property and the Project; all deductibles for Landlord’s Insurance; all alterations, additions, improvements and other capital expenditures for the Property or Project (a) in order to conform to changes subsequent to the date of this Lease in any laws, ordinances, rules, regulations or orders of any applicable governmental authority, (b) which are intended as a cost or labor saving device or to effect other economies in the operation of the Property or Project to the extent such costs are reduced or (c) which are reasonably determined by Landlord to be necessary or appropriate for the operation of the Property or Project, subject to amortization of such costs at a market rate of interest over the useful life thereof, as reasonably determined by Landlord’s accountants Collectively “Permitted” Capital Pass Through Costs; and personal property taxes, licenses and permits. The Common Facilities Charges shall not be subject to amortization except as otherwise expressly herein required. Landlord may cause any or all of such services to be provided by independent contractor(s) and sub-contractor(s). The cost of personnel will be prorated, in Landlord’s reasonable discretion, if such personnel provides services for other properties in addition to the Property or Project.

Notwithstanding any contrary provision above "Common Facilities Charges" shall not include any of the following: (A) costs for which Landlord actually receives reimbursement by insurance, condemnation awards, warranties, or otherwise; (B) expenses incurred in leasing, including advertising expenses or leasing commissions paid to agents of Landlord or other brokers; (C) costs (other than Permitted Capital Pass Through Costs) of renovating or constructing space in the Project; (D) depreciation of the Building or Landlord's personal property at the Building; (E) interest on debt or amortization payments on any mortgage or deed of trust, rental under any prime lease or similar rental under any other superior lease or sublease; (F) any wages, salaries or other compensation paid to any employee not employed for or on behalf of the Building (to the extent wages, salaries, or other compensation are billed to the Building for any employee not employed by Landlord full-time on behalf of the Building, Landlord shall reasonably prorate such employee's time and bill to the Building only such time as the employee reasonably devotes to the Building or Building operations); (G) costs (other than Permitted Capital Pass Through Costs) of alterations and capital improvements which could not be expensed under generally accepted accounting principles, including without limitation resurfacing of any parking lots; (H) the costs incurred to remove or otherwise abate asbestos or asbestos-containing materials or any hazardous or toxic materials from the Building; (K) that portion of any payment made to an affiliate of Landlord that is in excess of the amount which would have been paid in the absence of such relationship; (L) the costs for repairs or maintenance that are reimbursed by others, including, without limitation, reimbursement made on warranty claims; (M) interest, fines, late payment charges or penalties payable due to the failure of Landlord to pay utilities or other charges in a timely manner; (N) costs or expenses of or any special services or equipment rendered or incurred for a tenant if the same are not rendered to Tenant; (O) expenses for correcting structural defects in the construction of the Building or latent defects in the Premises; (P) reserves for Common Facilities Charges; and (Q) political and charitable contributions;

7.3 Tenant’s Maintenance Obligation. Tenant, at its sole cost and expense, shall maintain, repair, replace and keep the Demised Premises and all improvements, fixtures and personal property thereon in good, safe and sanitary condition, order and repair and in accordance with all applicable laws, ordinances, orders, rules and regulations of governmental authorities having jurisdiction. Tenant shall perform or contract for and promptly pay, as Additional Rent, for trash and garbage disposal (to the extent that Tenant’s trash and garbage disposal requirements exceed the usual requirements of tenants in the Building, as determined by Landlord), janitorial and cleaning services; security services, interior window washing services, interior painting, repair and replacement of all damage to doors, repair, maintenance and replacement of damaged or broken interior glass, plate glass and other breakable materials, and replacement of interior light bulbs, light fixtures and ballasts in the Demised Premises. Tenant shall operate, maintain, repair and replace the pipes and other equipment and facilities for water, sewage and other utility services in the Demised Premises from the point exclusively serving the Demised Premises, even if outside of the Demised Premises. All costs of maintenance and repairs by Tenant shall be considered Additional Rent hereunder. All maintenance and repairs to be performed by Tenant shall be done promptly, in a good and workmanlike fashion, and without diminishing the original quality of the Demised Premises or the Property.

7.4 Landlord’s Maintenance Obligation. Landlord shall maintain and replace the exterior walls and structural elements of the Building and the Improvements, which shall be at Landlord’s sole cost except as expressly included in Common Facilities Charges. Landlord, at its sole cost and expense, shall be responsible for the replacement of the roofs of the Building. Landlord’s maintenance obligation under this Section shall be determined in Landlord’s sole reasonable discretion. For the purposes of this Section, all work and costs for the roofs of the Building shall be considered to be maintenance and repairs included in the Common Facilities Charges, except for the replacement of the entire roofing system of the Building by Landlord hereunder.

7.5 Building Services.

(a) Landlord shall cause to be made available at general points of usage in the Demised Premises facilities for the supply of domestic hot (or tempered) and cold running water, and facilities for electric power for normal lighting and small office equipment. Tenant shall maintain the heating and air conditioning for the Demised Premises at such temperatures as are customary for similar quality office buildings in the area, as reasonably approved by Landlord, during not less than Normal Business Hours (as herein defined). Normal Business Hours shall mean the hours of 8:00 a.m. to 5:30 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturdays, except during any governmental or bank holiday.

(b) Tenant shall be entitled to connect high wattage electrical equipment (including, without limitation, computer equipment and large copy machines) and install heat generating equipment or machinery in the Demised Premises provided that Tenant, at its sole cost, shall be responsible for all alterations or improvements to the HVAC, electric or other utility systems serving the Demised Premises and subject to Landlord’s prior written consent. Tenant shall not make any alterations or improvements to the Demised Premises or install any equipment or machinery which would affect other HVAC systems in the Building. Tenant shall pay, as Additional Rent, the cost of any modifications to the electrical system or heating and air conditioning system of the Building necessitated by such usage, the cost of separate metering if required by Landlord, and the cost of any additional electrical service provided to Tenant, unless billed directly to Tenant by the utility company.

(c) Landlord shall not be liable for any damage, loss or expense incurred by Tenant by reason of any interruption, reduction (permanent or temporary) or failure of any utilities or services for the Demised Premises or the Building, unless caused by the gross negligence or international act of Landlord, its agents or employees. Landlord may, with notice to Tenant (except that no notice shall be required in the event of an emergency), cut off and discontinue any utilities and services when such discontinuance is necessary in order to make repairs or alterations or if otherwise required in connection with the fulfillment of Landlord’s obligations under this Lease. In no event shall Tenant be entitled to any abatement of rent as a result of the Demised Premises being rendered unusable for their intended purpose due to any such failure, interruption or reduction. No failure, interruption or reduction of utilities or services shall be construed as an eviction or disturbance of possession by Landlord and Tenant shall have no right to terminate this Lease as a result thereof.

(d) Tenant shall promptly notify Landlord of any accidents or defects in the Building or the Project of which Tenant becomes aware, including defects in pipes, electric wiring and HVAC equipment, and of any condition which may cause injury or damage to the Building or Project or any person or property therein.

VIII. OTHER COVENANTS OF TENANT.

8.1 Limitation of Use by Tenant. Tenant covenants and agrees to use the Demised Premises only for the use or uses set forth as Permitted Uses by Tenant in the Summary and for no other purposes, except with the prior written consent of Landlord, to be exercised in Landlord’s sole and absolute discretion.

8.2 Compliance with Laws. Tenant covenants and agrees that nothing shall be done or kept on the Demised Premises in violation of any law, ordinance, order, rule or regulation of any governmental authority having jurisdiction and that the Demised Premises shall be used, kept and maintained in compliance with any such law, ordinance, order, rule or regulation and with the certificate of occupancy issued for the Building and the Demised Premises.

8.3 Compliance with Insurance Requirements. Tenant covenants and agrees that nothing shall be done or kept on the Demised Premises which might impair or increase the cost of insurance maintained with respect to the Demised Premises or the Property, which might increase the insured risks or which might result in cancellation of any such insurance.

8.4 No Waste or Impairment of Value. Tenant covenants and agrees that nothing shall be done or kept on the Demised Premises or the Property which might impair the value of the Demised Premises or the Property, or which would constitute waste.

8.5 No Structural or Electrical Overloading. Tenant covenants and agrees that nothing shall be done or kept on the Demised Premises or the Building and that no improvements, changes, alterations, additions, maintenance or repairs shall be made to the Demised Premises which might impair the structural soundness of the Building, which might result in an overload of electrical lines serving the Building or which might interfere with electric or electronic equipment in the Building or on any adjacent or nearby property. In the event of violations hereof, Tenant covenants and agrees to immediately remedy the violation at Tenant’s expense and in compliance with all requirements of governmental authorities and insurance underwriters.

8.6 No Nuisance, Noxious or Offensive Activity. Tenant covenants and agrees that no noxious or offensive activity shall be carried on upon the Demised Premises or the Property nor shall anything be done or kept on the Demised Premises or the Property which may be or become a public or private nuisance or which may cause embarrassment, disturbance, or annoyance to others in the Building or on adjacent or nearby property.

8.7 No Annoying Lights, Sounds or Odors. Tenant covenants and agrees that no light shall be emitted from the Demised Premises which is unreasonably bright or causes unreasonable glare, no sound shall be emitted from the Demised Premises which is unreasonably loud or annoying; and no odor shall be emitted from the Demised Premises which is or might be noxious or offensive to others in the Building or on adjacent or nearby property.

8.8 No Unsightliness. Tenant covenants and agrees that no unsightliness shall be permitted on the Demised Premises or the Property which is visible from any adjacent or nearby property. Without limiting the generality of the foregoing, all unsightly conditions, equipment, objects and conditions shall be kept enclosed within the Demised Premises; no refuse, scrap, debris, garbage, trash, bulk materials or waste shall be kept, stored or allowed to accumulate on the Demised Premises or the Property except as may be enclosed within the Demised Premises; all pipes, wires, poles, antennas and other facilities for utilities or the transmission or reception of audio or visual signals or electricity shall be kept and maintained underground or enclosed within the Demised Premises or appropriately screened from view; and no temporary structure shall be placed or permitted on the Demised Premises or the Property without the prior written consent of Landlord, in its sole and subjective discretion.

8.9 No Animals. Tenant covenants and agrees that no animals shall be permitted or kept on the Demised Premises or the Property, except as may be required for any person with a disability.

8.10 Restriction on Signs and Exterior Lighting. Tenant covenants and agrees that no signs or advertising devices of any nature shall be erected or maintained by Tenant on the Demised Premises or the Property and no exterior lighting shall be permitted on the Demised Premises or the Property, except for signs complying with the signage specifications attached hereto as Exhibit D and approved by Landlord in writing, in its reasonable discretion. Landlord shall permit Tenant the right to the use of 50% of the monument sign.

8.11 No Violation of Covenants. Tenant covenants and agrees not to commit, suffer or permit any violation of any covenant, condition or restriction affecting the Demised Premises or the Property.

8.12 Restriction on Changes and Alterations. Tenant covenants and agrees not to improve, change, alter, add to, remove or demolish any improvements on the Demised Premises (“Changes”), without the prior written consent of Landlord which consent shall not be unreasonably withheld, and unless Tenant complies with all conditions which may be imposed by Landlord, in its reasonable discretion, in connection with such consent, provided that Landlord’s consent shall not be required for interior, non-structural alterations which do not affect building operating systems. Tenant agrees to pay, as Additional Rent, to Landlord the reasonable costs and expenses of Landlord for architectural, engineering or other consultants which may be reasonably incurred by Landlord in determining whether to approve any such Changes. Landlord’s consent to any Changes and the conditions imposed in connection therewith shall be subject to all requirements and restrictions of any Mortgagee. If such consent is given, no such Changes shall be permitted unless (a) Tenant shall have procured and paid for all necessary permits and authorizations from any governmental authorities having jurisdiction; (b) such Changes shall not reduce the value of the Property; (c) such Changes are located wholly within the Demised Premises, shall not adversely affect the structural integrity of the Building or the operation of the HVAC, plumbing, electrical, water, or sewer systems servicing the Building or the Property; (d) such Changes shall not affect or impair existing insurance on the Property; and (e) Tenant, at Tenant’s sole cost and expense, shall maintain or cause to be maintained workmen’s compensation insurance covering all persons employed in connection with the work and obtains liability insurance covering any loss or damage to persons or property arising in connection with any such Changes and such other insurance or bonds as Landlord may reasonably require. Tenant covenants and agrees that any Changes approved by Landlord shall be completed with due diligence and in a good and workmanlike fashion and in compliance with all conditions imposed by Landlord and all applicable permits, authorizations, laws, ordinances, orders, rules and regulations of governmental authorities having jurisdiction and that the costs and expenses with respect to such Change shall be paid promptly when due and that the Change shall be accomplished free of mechanics’ and materialmen’s liens. Tenant covenants and agrees that all Changes shall become the property of the Landlord at the expiration or earlier termination of the Lease Term or the early termination of Tenant’s right to occupy the Demised Premises or, if Landlord so requests when Landlord consents to their installation Tenant shall, at or prior to expiration of the Lease Term and at its sole cost and expense, remove such Changes and restore the Demised Premises to their condition prior to such Changes.

8.13 No Mechanic’s Liens. Tenant covenants and agrees not to permit or suffer, and to cause to be removed and released, any mechanic’s, materialmen’s or other lien on account of supplies, machinery, tools, equipment, labor or material furnished or used in connection with the construction, alteration, improvement, addition to or repair of the Demised Premises by, through or under Tenant. At least twenty (20) days prior to any Changes, Tenant shall provide written notice to Landlord of the date of commencement of any Changes. Landlord shall have the right, at any time and from time to time, to post and maintain on the Demised Premises and Building such notices as Landlord deems necessary to protect the Demised Premises against such liens. Tenant shall have the right to contest, in good faith and with reasonable diligence, the validity of any such lien or claimed lien, provided that Tenant shall give to Landlord such security as may be reasonably requested by Landlord to insure the payment of any amounts claimed, including interest and costs, and to prevent any sale, foreclosure or forfeiture of any interest in the Property on account of any such lien, including, without limitation, bonding, escrow or endorsement of the title insurance policy of Landlord and any Mortgagee. If Tenant so contests, then on final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered, with interest and costs, and shall cause the lien to be released and any judgment satisfied.

8.14 No Other Encumbrances. Tenant covenants and agrees not to obtain any financing secured by Tenant’s interest in the Demised Premises and not to encumber the Demised Premises or Landlord’s or Tenant’s interest therein, without the prior written consent of Landlord, in its sole and subjective discretion, and to keep the Demised Premises free from all liens and encumbrances except liens and encumbrances existing upon the date of commencement of the Lease Term or liens and encumbrances created by Landlord.

8.15 Subordination to Landlord Mortgages. Tenant covenants and agrees that this Lease and Tenant’s interest in the Demised Premises shall be junior and subordinate to any mortgage or deed of trust (“Mortgage”) now or hereafter encumbering the Property. Tenant requires that Landlord obtain in writing from any mortgagee or holder of a Mortgage now or hereafter encumbering the Property (“Mortgagee”) to covenant not to disturb Tenant and this Lease, Landlord shall promptly make such request to any mortgagee or within 30 days a holder and Tenant shall pay, as Additional Rent, all costs, if any charged by any Mortgagee for such non-disturbance covenant. In the event of a foreclosure of any Mortgage, Tenant shall attorn to the party acquiring title to the Property as the result of such foreclosure. No act or further agreement by Tenant shall be necessary to establish the subordination of this Lease to any such Mortgage, which subordination is self-executing, but Tenant covenants and agrees, upon request of Landlord, to execute within ten (10) days of written request such documents as may be necessary or appropriate to confirm and establish this Lease as subordinate to any Mortgage in accordance with the foregoing provisions, so long as Tenant obtains the required covenant of non-disturbance from any such lender. Alternatively, Tenant covenants and agrees that, at the option of any Mortgagee, Tenant shall execute documents as may be necessary to establish this Lease and Tenant’s interest in the Demised Premises as superior to any such Mortgage within ten (10) days after Tenant’s receipt thereof. If Tenant fails to execute any documents required to be executed by Tenant under the provisions hereof, such failure shall be deemed to be an immediate material Default by Tenant, and Tenant shall be deemed to have agreed to and be bound by the covenants, terms and conditions provided in such documents. If any Mortgagee or purchaser at foreclosure thereof, succeeds to the interest of Landlord in the Land or the Building, such person shall not be (i) liable for any act or omission of Landlord under this Lease; (ii) liable for the performance of Landlord’s covenants hereunder which arise prior to such person succeeding to the interest of Landlord hereunder; (iii) bound by the payment of any rent which Tenant may have paid more than one month in advance; (iv) liable for any security deposit which was not delivered to such person; or (v) bound by any modifications to this Lease to which such holder has not consented in writing.

8.16 No Assignment or Subletting.

(a) Tenant covenants and agrees not to make or permit a Transfer by Tenant, as hereinafter defined, without Landlord’s prior written consent, which consent shall not be unreasonably withheld. A “Transfer” by Tenant shall include an assignment of this Lease, a sublease of all or any part of the Demised Premises or any assignment, sublease, transfer, mortgage, pledge or encumbrance of all or any part of the Demised Premises or of Tenant’s interest under this Lease or in the Demised Premises, by operation of law or otherwise, or the use or occupancy of all or any part of the Demised Premises by anyone other than Tenant. Any such Transfer by Tenant without Landlord’s written consent shall be void and shall constitute a Default by Tenant under this Lease. If Landlord consents to any Transfer by Tenant, Tenant shall not be relieved of its obligations under this Lease and Tenant shall remain liable, jointly and severally, and as a principal, not as a guarantor or surety, under this Lease, to the same extent as though no Transfer by Tenant had been made, unless specifically provided to the contrary in Landlord’s prior written consent. The acceptance of rent by Landlord from any person other than Tenant shall not be deemed to be a waiver by Landlord of the provisions of this Section or of any other provision of this Lease and any consent by Landlord to a Transfer by Tenant shall not be deemed a consent to any subsequent Transfer by Tenant. Notwithstanding anything to the contrary contained in this Section 8.16, Tenant shall be permitted to assign the Lease or sublease the Demised Premises to any Affiliate without Landlord’s prior consent, and not subject to the remaining conditions of this Section 8.16. An “Affiliate” means any entity in which Tenant owns a 51% or greater ownership interest, or which owns a controlling interest in Tenant, or is a successor in interest to Tenant by merger or otherwise, provided its credit is equal to or greater than Tenant's credit as of date of such assignment, subletting or change in ownership structure.

(b) If Tenant requests Landlord’s consent to a Transfer, Tenant shall submit to Landlord in writing the name of the proposed transferee, the effective date of the Transfer, the terms of the proposed Transfer, a copy of the proposed form of sublease or assignment, and such information as to the business, reputation, responsibility, and financial capacity of the transferee as Landlord shall reasonably require to evaluate the request. It shall be reasonable for the Landlord to withhold its consent to any Transfer where: (i) in the case of a sublease, the subtenant has not acknowledged that the provisions of this Lease control over any inconsistent provision in the sublease; or (ii) in Landlord’s opinion, the proposed transferee does not have the financial capacity or ability to perform its obligations under the assignment or sublease; or (iii) the intended use by the transferee would damage the goodwill or reputation of the Building; or (iv) the intended use is not compatible with other uses of the Building, conflicts with another tenant’s right to exclusive use, or is not permitted by applicable law or covenant. The foregoing criteria are not exhaustive, and Landlord may withhold consent to a Transfer on any other reasonable grounds. Tenant shall reimburse Landlord for all of Landlord’s costs incurred in connection with any request for consent to a Transfer, including, without limitation, a reasonable sum for attorneys’ fees.

(c) Alternatively, at the request of Landlord, Tenant shall pay over to Landlord, as Additional Rent, 50% of all sums in excess of Tenant costs in effecting such assignment or sublease, received by Tenant in excess of the rent payable by Tenant hereunder which is attributable on an equally allocable Floor Area basis, to any subletting of all or any portion of the Demised Premises so subleased, and all consideration received on account of or attributable to any assignment of this Lease.

(d) If Landlord consents to a Transfer by Tenant, then any option to renew this Lease, right to extend the Lease Term, or option or right of refusal to expand the Demised Premises shall automatically terminate.

(e) Tenant covenants and agrees to pay, as Additional Rent to Landlord, the amount of $750.00 as an administrative charge to compensate Landlord for processing such request and any other reasonable costs and expenses incurred by Landlord in connection with such request (including, without limitation, reasonable attorneys’ fees), whether or not the consent of Landlord is given to the Transfer requested by Tenant. Tenant shall pay such $750.00 administrative charge and an estimated amount of the other costs and expenses, as determined by Landlord, which shall be due and payable to Landlord at the time that Tenant submits such request for consent to the Transfer to Landlord, provided, however, that upon request from Tenant, Landlord shall provide Tenant with the estimated amount of such other costs and expenses. When the actual amount of such costs and expenses are known by Landlord, then if such estimated amount paid by Tenant is greater than the actual amount of such costs and expenses, Landlord shall refund any such excess to Tenant. If such estimated amount paid by Tenant is less than the actual amount of such costs and expenses, Tenant shall pay to Landlord, within ten (10) days after demand by Landlord, any such additional actual costs and expenses. The payment of such administrative charge and other costs and expenses by Tenant shall be a condition precedent to the effectiveness of any consent by Landlord to such Transfer.

(f) As a condition to Landlord’s consent to a Transfer by Tenant, any assignee shall expressly assume all the obligations of Tenant under this Lease in a written instrument reasonably satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of such assignment, and any subtenant shall covenant to Landlord to comply with all obligations of Tenant under this Lease as applied to the portion of the Demised Premises so sublet and to attorn to Landlord, at Landlord’s written election, in the event of any termination of this Lease prior to the expiration date of the Lease Term, all of which shall be in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of such sublease.

8.17 Annual Financial Statements. To the extent allowed by banking law Tenant covenants and agrees to furnish to Landlord, within fifteen (15) days after written request thereof from Landlord, copies of financial statements of Tenant prepared by, and if requested by Landlord, audited by a certified public accountant, and agrees that Landlord may deliver any such financial statements to any existing or prospective Mortgagee or purchaser of the Property. The financial statements shall include a balance sheet as of the end of, and a statement of profit and loss for, the preceding fiscal year of Tenant and, if regularly prepared by Tenant, a statement of sources and use of funds for the preceding fiscal year of Tenant.

8.18 Payment of Income and Other Taxes. Tenant covenants and agrees to pay, as Additional Rent, promptly when due, all personal property taxes on personal property of Tenant on the Demised Premises and all federal, state and local income taxes, sales taxes, use taxes, Social Security taxes, unemployment taxes and taxes withheld from wages or salaries paid to Tenant’s employees, the nonpayment of which might give rise to a lien on the Demised Premises or Tenant’s interest therein, and to furnish, if requested by Landlord, evidence of such payments.

8.19 Estoppel Certificates. Each of Landlord and Tenant covenants and agrees to execute, acknowledge and deliver to the other, upon the requesting party's written request, a written statement certifying that this Lease is unmodified (or, if modified, stating the modifications) and in full force and effect; stating the dates to which Basic Rent and Additional Rent have been paid; stating the amount of the Security Deposit held by Landlord; stating the amount of the Monthly Deposits held by Landlord for the then tax and insurance year; stating that, to requested party's knowledge, there have been no defaults by Landlord or Tenant and no event which with the giving of notice or the passage of time, or both, would constitute such a default (or, if there have been defaults, setting forth the nature thereof); and stating such other matters concerning this Lease as Landlord may reasonably request. Tenant agrees that such statement may be delivered to and relied upon by any existing or prospective Mortgagee or purchaser of the Property. Tenant agrees that a failure to deliver such a statement within ten (10) days after written request from Landlord shall (a) constitute an immediate material Default by Tenant and (b) be conclusive upon Tenant that this Lease is in full force and effect without modification except as may be represented by Landlord; that there are no uncured defaults by Landlord or Tenant under this Lease except as may be represented by Landlord; and that any representation by Landlord with respect to Basic Rent, Additional Rent, the Security Deposit, the Monthly Deposits and any other permitted matter are true.

8.20 Landlord Right to Inspect and Show Premises and to Install “For Sale” Signs. Tenant covenants and agrees that Landlord and the authorized representatives of Landlord shall have the right to enter the Demised Premises upon reasonable notice and in the company of an employee of Tenant at any reasonable time during ordinary business hours (or at any time in the event of an emergency) for the purposes of inspecting, repairing or maintaining the same or performing any obligations of Tenant which Tenant has failed to perform hereunder after written notice and opportunity to cure or for the purposes of showing the Demised Premises to any existing or prospective Mortgagee, purchaser or tenant of the Property or the Demised Premises. During the last 4 months of the term. Tenant covenants and agrees that Landlord may at any time and from time to time place on the Property or the Demised Premises a sign advertising the Property or the Demised Premises for sale or for lease. Landlord acknowledges the security needs and confidentiality of bank records and will respect Tenants requirements.

8.21 Landlord Title to Fixtures, Improvements and Equipment. Tenant covenants and agrees that all fixtures and improvements on the Demised Premises and all equipment and personal property relating to the use and operation of the Demised Premises (as distinguished from operations incident to the business of Tenant) including trade fixtures and personal property, including all plumbing, heating, lighting, electrical and air conditioning fixtures and equipment, whether or not attached to or affixed to the Demised Premises, and whether now or hereafter located upon the Demised Premises, shall be and remain the property of the Landlord upon expiration of the Lease Term or upon the early termination of Tenant’s right to occupy the Demised Premises.

8.22 Removal of Tenant’s Equipment. Tenant covenants and agrees to remove, at or prior to the expiration or earlier termination of the Lease Term or at the early termination of Tenant’s right to occupy the Demised Premises, all of Tenant’s Equipment, as hereinafter defined. “Tenant’s Equipment” shall mean all equipment, apparatus, machinery, signs, furniture, furnishings and personal property used in the operation of the business of Tenant (as distinguished from the use and operation of the Demised Premises). If such removal shall injure or damage the Demised Premises Tenant covenants and agrees, at its sole cost and expense, at or prior to the expiration of the Lease Term or at the early termination of Tenant’s right to occupy the Demised Premises, to repair such injury and damage in good and workmanlike fashion and to place the Demised Premises in the same condition as the Demised Premises would have been in if such Tenant’s Equipment had not been installed. If Tenant fails to remove any of Tenant’s Equipment by the expiration of the Lease Term or at the early termination of Tenant’s right to occupy the Demised Premises, Landlord may, at its option, keep and retain any such Tenant’s Equipment or dispose of the same and retain any proceeds therefrom, and Landlord shall be entitled to recover from Tenant, any costs or expenses of Landlord in removing the same and in restoring the Demised Premises, in excess of the actual proceeds, if any, received by Landlord from disposition thereof. Tenant releases and discharges Landlord from any and all claims and liabilities of any kind arising out of Landlord’s disposition of Tenant’s Equipment.

8.23 Tenant Indemnification of Landlord. Tenant covenants and agrees to protect, indemnify, defend and save Landlord and Landlord’s partners, members, managers, employees, agents, owner representatives, property managers, beneficiaries, affiliates, successors, assigns (“Related Parties”) harmless for, from and against all liability, obligations, claims, damages, penalties, causes of action, costs and expenses, including attorneys’ fees, imposed upon, incurred by or asserted against Landlord or its Related Parties by reason of (a) any accident, injury to or death of any person or loss of or damage to any property occurring on or about the Demised Premises; (b) any act or omission of Tenant or Tenant’s agents, officers, employees contractors, representatives or any other person entering upon the Demised Premises under express or implied invitation of Tenant (collectively, “Tenant’s Agents”); (c) any use which may be made of, or condition existing upon, the Demised Premises; by Tenant any improvements, fixtures or equipment upon the Demised Premises, including without limitation any improvements to the Demised Premises made by Tenant or Tenant’s Agents during any period prior to the Commencement Date; (e) any failure on the part of Tenant or Tenant’s Agents to perform or comply with any of the provisions, covenants or agreements of Tenant contained in this Lease; (f) any violation of any law, ordinance, order, rule or regulation of governmental authorities having jurisdiction over Tenant or Tenant’s Agents; and (g) any repairs, maintenance or Changes to the Demised Premises by, through or under Tenant. Tenant further covenants and agrees that, in case any action, suit or proceeding is brought against Landlord or its Related Parties by reason of any of the foregoing, Tenant shall, at Tenant’s sole cost and expense, defend Landlord in any such action, suit or proceeding with counsel reasonably acceptable to Landlord.

8.24 Landlord Indemnification of Tenant. Landlord covenants and agrees to protect, indemnify, defend and save Tenant harmless from and against all liability, obligations, claims, damages, penalties, causes of action, costs and expenses, including attorneys’ fees, imposed upon, incurred by, or asserted against Tenant by reason of (a) Landlord’s gross negligence or willful misconduct; or (b) a default by Landlord under this Lease, after the lapse of all applicable notice grace and cure periods. Tenant waives and releases any claims Tenant may have against Landlord or its Related Parties for loss, damage or injury to person or property sustained by Tenant or Tenant’s Agents resulting from any cause whatsoever other than gross negligence or willful misconduct of Landlord. Notwithstanding anything to the contrary, the indemnification of Tenant by Landlord provided in this Section 8.24 shall be subject to all waivers, limitations and restrictions otherwise provided in this Lease. Notwithstanding anything to the contrary, Landlord and its Related Parties shall not be personally liable with respect to any of the terms, covenants and conditions of this Lease, and Tenant shall look solely to the equity of Landlord in the Property in the event of any default or liability of Landlord under this Lease, such exculpation of liability to be absolute and without any exception whatsoever.

8.25 Release upon Transfer by Landlord. In the event of a transfer by Landlord of the Property or of Landlord’s interest as Landlord under this Lease, Landlord’s successor or assign shall take subject to and be bound by this Lease and in such event, Tenant covenants and agrees that Landlord and its Related Parties shall be released from all obligations of Landlord under this Lease, except obligations which arose and matured prior to such transfer by Landlord; that Tenant shall thereafter look solely to Landlord’s successor or assign for satisfaction of the obligations of Landlord under this Lease; and that, upon demand by Landlord or Landlord’s successor or assign, Tenant shall attorn to such successor or assign.

8.26 Rules and Regulations. Tenant shall observe and comply with rules and regulations attached hereto as Exhibit “C”, which may be amended from time to time by Landlord by providing written notice thereof to Tenant. Landlord shall not be responsible to Tenant for the failure of any other tenant of the Building to observe or comply with any of the rules or regulations.

8.27 Tenant’s Representations, Warranties and Covenants Concerning Use of Hazardous Substances.

(a) Tenant shall, at its sole cost and expense, keep and maintain the premises in good condition, ordinary wear and tear and damage by fire or other casualty excepted and promptly respond to and clean up any release or threatened release by tenant of any Hazardous Substance (as hereinafter defined) into the drainage systems, soil, surface water, groundwater, or atmosphere, in a safe manner, in strict accordance with Applicable Law (as hereinafter defined), and as authorized or approved by all federal, state, and/or local agencies having authority to regulate the permitting, handling, and cleanup of Hazardous Substances; provided, however, Tenant’s obligations under this sentence shall not include any Hazardous Substances which Tenant proves existed on the Property on the commencement of the Lease Term or were not caused by any act or omission of Tenant or Tenant’s Agents. Tenant and Tenant’s Agents shall not use, store, generate, treat, transport, or dispose of any Hazardous Substance at the Property without first obtaining Landlord’s written approval, which consent shall be in Landlord’s sole and subjective discretion. Tenant shall notify Landlord and seek such approval in writing at least thirty (30) days prior to bringing any Hazardous Substance onto the Property. Landlord may withdraw approval of any such Hazardous Substance at any time, for reasonable cause related to the threat of site contamination, or damage or injury to persons, property or resources on or near the Property. Upon withdrawal of such approval, Tenant shall immediately remove the Hazardous Substance from the site. Landlord’s failure to approve the use of a Hazardous Substance under this Section shall not limit or affect Tenant’s obligations under this Lease, including Tenant’s duty to remedy or remove releases or threatened releases; to comply with Applicable Law relating to the use, storage, generation, treatment, transportation, and/or disposal of any such Hazardous Substances; or to indemnify Landlord against any harm or damage caused thereby.

(b) For any month in which any Hazardous Substances have been used, generated, treated, stored, transported or otherwise been present on or in the Property pursuant to the provisions of this Section, Tenant shall provide Landlord with a written report listing the Hazardous Substances which were present on the Property; all releases of Hazardous Substances that occurred or were discovered on the Demised Premises; all compliance activities related to such Hazardous Substances, including all contacts with government agencies or private parties of any kind concerning Hazardous Substances; and all manifests, business plans, consent agreements or other documents relating to Hazardous Substances executed or requested during that time period. The report shall include copies of all documents and correspondence related to such activities and written reports of all oral contacts relating thereto. Tenant shall permit Landlord and its Related Parties to enter into and upon the Demised Premises, without notice, at all reasonable times (or at any time in the event of an emergency) for the purpose of inspecting the Demised Premises and all activities thereon, including activities involving Hazardous Substances, or for purposes of maintaining any buildings on the Demised Premises. Such right of entry and inspection shall not constitute managerial or operational control by Landlord over any activities or operations conducted on the Property by Tenant and in making any entry Landlord will respect Tenant's confidentiality and security concerns in accordance with Section 8.20 above.

(c) Tenant hereby indemnifies, defends and holds harmless Landlord from and against any suits, actions, legal or administrative proceedings, demands, claims, liabilities, fines, penalties, losses, injuries, damages, expenses or costs, including interest and attorneys’ fees, incurred by, claimed or assessed against Landlord or its Related Parties (i) under any laws, rules, regulations including, without limitation, Applicable Laws, (ii) in any way connected with any injury to any person or damage to any property, or (iii) any loss to Landlord or its Related Parties occasioned in any way by Hazardous Substances on the Property which are the responsibility of Tenant provided however, Tenant’s obligations under this sentence shall not include any Hazardous Substances which Tenant proves existed on the Property on the commencement of the Lease Term or were not caused by any act or omission of Tenant or Tenant’s Agents. This indemnity specifically includes the direct obligation of Tenant to perform any remedial or other activities required, ordered, recommended or requested by any agency, government official or third party, or otherwise necessary to avoid or minimize injury or liability to any person, or to prevent the spread of pollution, however it came to be located thereon (hereinafter, the “Remedial Work”). Tenant shall perform all Remedial Work in its own name in accordance with Applicable Laws. Without waiving its rights hereunder, Landlord may, at its option, perform the Remedial Work and thereafter seek reimbursement for the costs thereof. Tenant shall permit Landlord access to the Property to perform any Remedial Work. Whenever Landlord has incurred costs described in this Section, Tenant shall, within ten (10) days of receipt of notice thereof, reimburse Landlord for all such expenses together with interest from the date of expenditure at the rate provided in Section 12.9 hereof.

(d) Without limiting its obligations under any other Section of this Lease, Tenant shall be solely and completely responsible for responding to and complying with any administrative notice, order, request or demand, or any third party claim or demand relating to potential or actual contamination on the Property and resulting from the acts of Tenant and Tenant’s Agents. The responsibility conferred under this Section includes but is not limited to responding to such orders on behalf of Landlord and defending against any assertion of Landlord’s financial responsibility or individual duty to perform under such orders. Tenant assumes all liabilities or responsibilities which are assessed against Landlord in any action described under this Section. Tenant hereby waives, releases and discharges forever Landlord from all present and future claims, demands, suits, legal and administrative proceedings and from all liability for damages, losses, costs, liabilities, fees and expenses, present and future, arising out of or in any way connected with Landlord’s use, maintenance, ownership or operation of the Property, any condition of environmental contamination of the Property, or the existence of Hazardous Substances in any state on the Property, however they came to be placed there.

(e) Landlord consents to Tenant’s use of ordinary office products in customary quantities within the Demised Premises, in accordance with Applicable Laws and the terms and conditions of this Lease.

(f) “Hazardous Substance(s)” shall mean any hazardous substance, pollutant, contaminant, waste, by-product or constituent regulated under any of the Applicable Laws (as hereinafter defined); oil and petroleum products, natural gas, natural gas liquids, liquified natural gas, and synthetic gas usable for fuel; pesticides regulated under any of the Applicable Laws; asbestos and asbestos containing materials, PCBs and other substances regulated under any of the Applicable Laws; raw materials, building components and the product of any manufacturing or other activities on the Property; source material, special nuclear material, by-product material and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act or the Nuclear Waste Policy Act; chemicals subject to the OSHA Hazard Communications Standard, 29 C.F.R. § 19.10.1200 et seq.; industrial process and pollution control wastes, whether or not defined as hazardous within the meaning of any Applicable Law; and any substance which at any time shall be listed as “hazardous” or “toxic” or regulated under any of the Applicable Laws.

(g) “Applicable Law(s)” shall include, but shall not be limited to, all federal, state, and local statutes, ordinances, regulations and rules regulating the environmental quality, health, safety, contamination and cleanup including, without limitation, the Clean Air Act, as amended, 42 U.S.C. § 7401 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251 et seq.; the Water Quality Act of 1987, as amended; the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. § 136 et seq.; the Marine Protection, Research and Sanctuaries Act, as amended, 33 U.S.C. § 1401 et seq.; the National Environmental Policy Act, as amended, 42 U.S.C. § 4321 et seq.; the Noise Control Act, as amended, 42 U.S.C. § 4901 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. § 651 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 609 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. § 300(f) et seq.; the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. § 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601 et seq.; the Atomic Energy Act, as amended, 42 U.S.C. § 2011 et seq.; the Nuclear Waste Policy Act of 1982, as amended, 42 U.S.C. § 10101 et seq.; and state superlien and environmental cleanup statutes, with implementing regulations and guidelines. Applicable Laws shall also include all federal, state, regional, county, municipal, agency, judicial and other local laws, statutes, ordinances, regulations, rules and rulings, whether currently in existence or hereinafter enacted or promulgated, that govern or relate to: (i) the existence, cleanup and/or remedy of contamination of property; (ii) the protection of the environment from spilled, deposited or otherwise emplaced contamination; (iii) the control of Hazardous Substances; or (iv) the use, generation, discharge, transportation, treatment, removal or recovery of Hazardous Substances.

(h) Landlord represents to Tenant that, to the best of Landlord’s knowledge, except as may be disclosed to Tenant in writing prior to the execution of this Lease, there are no Hazardous Substances in, on or under the Demised Premises in violation of any Applicable Laws.

IX. DAMAGE OR DESTRUCTION.

9.1 Tenant’s Notice of Damage. If any portion of the Demised Premises shall be damaged or destroyed by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord (“Tenant’s Notice of Damage”).

9.2 Options to Terminate if Damage Substantial. Upon receipt of Tenant’s Notice of Damage, Landlord shall promptly proceed to determine the nature and extent of the damage or destruction and to estimate the time necessary to repair or restore the Demised Premises. As soon as reasonably possible, but not later than 60 days after the date of such damage Landlord shall give written notice to Tenant stating Landlord’s estimate of the time necessary to repair or restore the Demised Premises (“Landlord’s Notice of Repair Time”). If Landlord reasonably estimates that repair or restoration of the Demised Premises cannot be completed within one hundred fifty (150) business days from the time of Tenant’s Notice of Damage, Landlord and Tenant shall each have the option to terminate this Lease. If, however, the damage or destruction was caused by the act or omission of Tenant or Tenant’s Agents, Landlord shall have the option to terminate this Lease if Landlord reasonably estimates that the repair or restoration cannot reasonably be completed within one hundred fifty (150) business days from the time of Tenant’s Notice of Damage, but Tenant shall not have the option to terminate this Lease. Any option granted hereunder shall be exercised by written notice to the other party given within ten (10) days after Landlord’s Notice of Repair Time. If either Landlord or Tenant exercises its option to terminate this Lease, the Lease Term shall expire ten (10) days after the notice by either Landlord or Tenant exercising such party’s option to terminate this Lease. Following termination of this Lease under the provisions hereof, Landlord shall refund to Tenant such amounts of Basic Rent and Additional Rent theretofore paid by Tenant as may be applicable to the period subsequent to the time of Tenant’s Notice of Damage less the reasonable value of any use or occupation of the Demised Premises by Tenant subsequent to the time of Tenant’s Notice of Damage.

9.3 Option to Terminate if Damage to Building. If the Building shall be damaged or destroyed by fire or other casualty (though the Demised Premises may not be affected or if affected, can be repaired within one hundred fifty (150) business days to the extent of 33-1/3% or more of the replacement value of the Building, Landlord may elect not to reconstruct or rebuild the Building. Upon written notice to Tenant given within twenty (20) days after Landlord’s Notice of Repair Time, this Lease shall terminate and Landlord shall refund to Tenant such amounts of Basic Rent and Additional Rent paid by Tenant for the period after such damage less the reasonable value of any use or occupation of the Demised Premises by Tenant during such period.

9.4 Obligations to Repair and Restore. If repair and restoration of the Demised Premises can be completed within the period specified in Section 9.2, in Landlord’s reasonable estimation, or if neither Landlord nor Tenant terminate this Lease as provided in Sections 9.2 or 9.3, then this Lease shall continue in full force and effect and Landlord shall proceed forthwith to cause the Demised Premises (including any improvements constructed by Landlord but excluding any alterations, improvements, Changes, fixtures and personal property constructed or owned by Tenant) to be repaired and restored with reasonable diligence and there shall be abatement of Basic Rent and Additional Rent proportionate to the extent of the space and period of time that Tenant is unable to use and enjoy the Demised Premises.

9.5 Application of Insurance Proceeds. The proceeds of any Property Insurance maintained on the Demised Premises, other than property insurance maintained by Tenant on fixtures and personal property of Tenant, shall be paid to and become the property of Landlord, subject to any obligation of Landlord to cause the Demised Premises to be repaired and restored and further subject to any rights under any Mortgage encumbering the Property to such proceeds. Landlord’s obligation to repair and restore the Demised Premises provided in this Section 9 is limited to the repair and restoration that can be accomplished with the proceeds of any Property Insurance maintained on the Demised Premises. The amount of any such insurance proceeds is subject to any right of any Mortgagee to apply such proceeds to its secured debt under its Mortgage.

X. CONDEMNATION.

10.1 Taking - Substantial Taking - Insubstantial Taking. A “Taking” shall mean the taking of all or any portion of the Demised Premises or the Building as a result of the exercise of the power of eminent domain or condemnation for public or quasi-public use or the sale of all or part of the Demised Premises or the Building under the threat of condemnation. A “Substantial Taking” shall mean a Taking of ten 10% or more of the Floor Area of either the Demised Premises or the Building, or parking area. An “Insubstantial Taking” shall mean a Taking which does not constitute a Substantial Taking.

10.2 Termination on Substantial Taking. If there is a Substantial Taking with respect to the Demised Premises or the Building, the Lease Term shall expire on the date of vesting of title pursuant to such Taking. In the event of termination of this Lease under the provisions hereof, Landlord shall refund to Tenant such amounts of Basic Rent and Additional Rent theretofore paid by Tenant as may be applicable to the period subsequent to the time of termination of this Lease.

10.3 Restoration on Insubstantial Taking. In the event of an Insubstantial Taking with respect to the Demised Premises or the Building, this Lease shall continue in full force and effect, Landlord shall proceed forthwith to cause the Demised Premises (but excluding any alterations, improvements, Changes, fixtures and personal property constructed or owned by Tenant), less such Taking, to be restored as near as may be to the original condition thereof and there shall be abatement of Basic Rent and Additional Rent proportionate to the extent of the space so taken.

10.4 Right to Award. The total award, compensation, damages or consideration received or receivable as a result of a Taking (“Award”) shall be paid to and be the property of Landlord, including, without limitation, any part of the Award made as compensation for diminution of the value of this leasehold or the fee of the Demised Premises. Tenant hereby assigns to Landlord, all of Tenant’s right, title and interest in and to any such Award. Tenant covenants and agrees to execute, immediately upon demand by Landlord, such documents as may be necessary to facilitate collection by Landlord of any such Award. Notwithstanding Landlord’s right to the entire Award, Tenant shall be entitled to a separate award, if any, for the loss of Tenant’s personal property, the loss of Tenant’s business and profits, and Tenant’s moving expenses.

XI. DEFAULTS BY TENANT.

11.1 Defaults Generally. In the event that any of the following events shall occur, Tenant shall be deemed to be in default of Tenant’s obligations under this Lease (each of the following shall be referred to as a “Default by Tenant”).

11.2 Failure to Pay Rent or Other Amounts. A Default by Tenant shall exist if Tenant fails to pay Basic Rent, Additional Rent, Monthly Deposits, or any other amounts payable by Tenant within five (5) days after written notice from Landlord that such rental or other amount is due under the terms of this Lease.

11.3 Violation of Lease Terms. A Default by Tenant shall exist if Tenant breaches or fails to comply with any non-monetary agreement, term, covenant or condition in this Lease applicable to Tenant, and Tenant does not cure such breach or failure within twenty (20) days after notice thereof by Landlord to Tenant, or, if such breach or failure to comply cannot be reasonably cured within such 20-day period, if Tenant shall not in good faith commence to cure such breach or failure to comply within such 20-day period or shall not diligently proceed therewith to completion within sixty (60) days following such notice.

11.4 Non-occupancy of Demised Premises. A Default by Tenant shall exist if Tenant shall abandon the Demised Premises and fail to pay rent.

11.5 Transfer of Interest Without Consent. A Default by Tenant shall exist if all or any portion of Tenant’s interest under this Lease or in the Demised Premises shall be transferred to or pass to or devolve upon any other party without Landlord’s prior written consent, if required under this lease.

11.6 Execution and Attachment against Tenant. A Default by Tenant shall exist if Tenant’s interest under this Lease or in the Demised Premises shall be taken upon execution or by other process of law directed against Tenant, or shall be subject to any attachment at the instance of any creditor or claimant against Tenant and said attachment shall not be discharged or disposed of within thirty calendar (30) days after the levy thereof.

11.7 Bankruptcy or Related Proceedings. A Default by Tenant shall exist (a) if Tenant shall file a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any similar act of any state, or shall voluntarily take advantage of any such law or act by answer or otherwise, admit in writing its inability to pay its debts as they become due, or if Tenant is generally unable to pay its debts as they become due, or be dissolved or shall make an assignment for the benefit of creditors or (b) if involuntary proceedings under any such bankruptcy or insolvency law or for the dissolution of Tenant shall be instituted against Tenant or a receiver or trustee shall be appointed for the Demised Premises or for all or substantially all of the property of Tenant, and such involuntary proceedings shall not be dismissed or such receivership or trusteeship vacated within thirty (30) days after such institution or appointment. Notwithstanding any other provisions contained in this Lease, in the event Tenant or its successors or assigns shall become insolvent or bankrupt, or if their interest under this Lease shall be levied upon or sold under execution or other legal process by any depository institution supervisory authority (“Authority”), Landlord may, in either such event, terminate this Lease only with the concurrence of any receiver or liquidator appointed by such authority, provided that in the event this Lease is terminated by the receiver or liquidator, the maximum claim of Landlord for rent, damages or indemnity for injury resulting from the termination, rejection or abandonment of the unexpired Lease shall be by law no greater than an amount equal to all accrued and unpaid rent to the date of termination; and further provided that to continue the Lease, any receiver or liquidator appointed by such Authority or its assignee must continue to honor the terms of this Lease.

XII. LANDLORD’S REMEDIES.

12.1 Remedies Generally. Upon the occurrence of any Default by Tenant, Landlord shall have the right, at Landlord’s election, then or any time thereafter, to exercise any one or more of the following remedies.

12.2 Cure by Landlord. In the event of a Default by Tenant, Landlord may, at Landlord’s option, but without obligation to do so, and without releasing Tenant from any obligations under this Lease, make any payment or take any action as Landlord may deem necessary or desirable to cure any such Default by Tenant in such manner and to such extent as Landlord may deem necessary or desirable. Landlord may do so without demand on, or written notice to, Tenant and without giving Tenant an opportunity to cure such Default by Tenant. Tenant covenants and agrees to pay to Landlord, within ten (10) days after demand, all advances, costs and expenses of Landlord in connection with the making of any such payment or the taking of any such action including, without limitation, (a) a charge in the amount of fifteen percent (15%) of such advances, costs and expenses payable to Landlord to compensate for the administrative overhead attributable to such action, (b) reasonable attorneys’ fees, and (c) interest as hereinafter provided from the date of payment of any such advances, costs and expenses by Landlord. Action taken by Landlord may include commencing, appearing in, defending or otherwise participating in any action or proceeding and paying, purchasing, contesting or compromising any claim, right, encumbrance, charge or lien, with respect to the Demised Premises which Landlord, in its discretion, may deem necessary or desirable to protect its interest in the Demised Premises and under this Lease. In the event that the Lease Term has expired or Tenant is no longer occupying the Demised Premises, Landlord shall be entitled to take such actions as provided under this Section 12.2 without Landlord being required to provide the notice to Tenant under Section 11.3.

12.3 Termination of Lease and Damages. In the event of a Default by Tenant, Landlord may terminate this Lease, effective at such time as may be specified by written notice to Tenant, and demand (and, if such demand is refused, recover) possession of the Demised Premises from Tenant. Tenant shall remain liable to Landlord for damages in an amount equal to (a) the Basic Rent that was not paid to Landlord during any free rent period under the Lease and (b) the Basic Rent, Additional Rent and other sums which would have been owing by Tenant hereunder for the balance of the Lease Term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Demised Premises by Landlord subsequent to such termination, after deducting all Landlord’s expenses in connection with such recovery of possession or reletting. Landlord shall be entitled to collect and receive such damages from Tenant on the days on which the Basic Rent, Additional Rent and other amounts would have been payable if this Lease had not been terminated. Alternatively, at the option of Landlord, Landlord shall be entitled to recover forthwith from Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum which, at the time of such termination of this Lease, represents the excess, if any, of (a) (i) the Basic Rent that was not paid to Landlord during any free rent period under the Lease plus (ii) the aggregate of the Basic Rent, Additional Rent and all other sums payable by Tenant hereunder that would have accrued for the balance of the Lease Term, over (b) the aggregate rental value of the Demised Premises for the balance of the Lease Term, both discounted to present worth at the rate of eight percent (8%) per annum.

12.4 Repossession and Reletting. In the event of a Default by Tenant, Landlord may reenter and take possession of the Demised Premises or any part thereof, without demand or notice, and repossess the same and expel Tenant and any party claiming by, under or through Tenant, and remove the effects of both using such force for such purposes as may be necessary, without being liable for prosecution on account thereof or being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of rent or right to bring any proceeding for breach of covenants or conditions. No such reentry or taking possession of the Demised Premises by Landlord shall be construed as an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right, following any reentry or reletting, to exercise its right to terminate this Lease by giving Tenant such written notice, in which event this Lease shall terminate as specified in said notice. After recovering possession of the Demised Premises, Landlord may, from time to time, but shall not be obligated to, relet the Demised Premises, or any part thereof, for the account of Tenant, for such term or terms and on such conditions and upon such other terms as Landlord, in its sole and subjective discretion, may determine. Landlord may make such repairs, alterations or improvements as Landlord may consider appropriate to accomplish such reletting, and Tenant shall reimburse Landlord upon demand for all costs and expenses, including attorneys’ fees, which Landlord may incur in connection with such reletting. Landlord may collect and receive the rents for such reletting but Landlord shall in no way be responsible for or liable for any failure to relet the Demised Premises, or any part thereof, or for any failure to collect any rent due upon such reletting. Notwithstanding Landlord’s recovery of possession of the Demised Premises, Tenant shall continue to pay on the dates herein specified, the Basic Rent, Additional Rent and other amounts which would be payable hereunder if such repossession had not occurred. Upon the expiration or earlier termination of this Lease, Landlord shall refund to Tenant any amount, without interest, by which the amounts paid by Tenant, when added to the net amount, if any, recovered by Landlord through any reletting of the Demised Premises, exceeds the amounts payable by Tenant under this Lease. If, in connection with any reletting, the new lease term extends beyond the existing Lease Term, or the premises covered thereby include other premises not part of the Demised Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith shall be made in determining the net amount recovered from such reletting.

12.5 Landlord’s Lien and Enforcement. Tenant hereby grants to Landlord herby waives and releases a security interest in all personal property of Tenant now or hereafter located on the Demised Premises.

12.6 Suits by Landlord. Actions or suits for the recovery of amounts and damages payable under this Lease may be brought by Landlord from time to time, at Landlord’s election, and Landlord shall not be required to await the date upon which the Lease Term would have expired to bring any such action or suit.

12.7 Recovery of Landlord Enforcement Costs. All costs and expenses incurred by Landlord in connection with collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including without limitation reasonable attorneys’ fees, whether or not any action is commenced by Landlord, shall be paid by Tenant to Landlord upon demand. The prevailing party shall be entitled to an award of such attorney’s fees and costs in any action arising out of this Lease.

12.8 Administrative Late Charge. Notwithstanding any other remedies for nonpayment of rent, if the monthly payment of Basic Rent and Additional Rent are not received by Landlord on or before the fifth (5th) day after written notice of non-payment of the month for which such rental is due, or if any other payment due Landlord by Tenant is not received by Landlord on or before the tenth (10) day of the month next following the month in which Tenant was invoiced, an administrative late charge of five percent (5%) of such past due amount shall become due and payable, as Additional Rent, in addition to such amounts owed under this Lease to help defray the additional cost to Landlord for processing such late payments.

12.9 Interest on Past-Due Payments and Advances. Tenant covenants and agrees to pay Landlord, as Additional Rent, interest on demand at the rate equal to the lesser of (a) of eighteen percent (18%) per annum, compounded on a monthly basis or (b) the highest rate permitted by applicable law, on the amount of any Basic Rent, Additional Rent or other charges not paid when due, from the date due and payable, and on the amount of any payment made by Landlord required to have been made by Tenant under this Lease and on the amount of any costs and expenses, including reasonable attorneys’ fees, paid by Landlord in connection with the taking of any action to cure any Default by Tenant, from the date of making any such payment or the advancement of such costs and expenses by Landlord.

12.10 Additional Damages. In the event of a Default by Tenant, Landlord shall be entitled to recover as damages, in addition to all other damages and remedies provided hereunder, an amount equal to the total of (i) the cost of recovering possession of the Demised Premises, (ii) the unpaid Basic Rent, Additional Rent and any other amounts current at the time of such Default by Tenant, neither Landlord no Tenant shall be liable to the other for consequential or special damages.

12.11 Landlord’s Bankruptcy Remedies. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowable by any statute or rule of law governing such proceeding in effect at the time when such damages are to be proved, whether or not such amount be greater, equal or less than the amounts recoverable, either as damages or rent, under this Lease.

12.12 Remedies Cumulative. Exercise of any of the remedies of Landlord under this Lease shall not prevent the concurrent or subsequent exercise of any other remedy provided for in this Lease or otherwise available to Landlord at law or in equity. The remedies provided for in the Lease are in addition to any other remedies available to Landlord at law or in equity by statute or otherwise.

XIII. SURRENDER AND HOLDING OVER.

13.1 Surrender upon Lease Expiration. Upon the expiration or earlier termination of this Lease, or on the date specified in any demand for possession by Landlord after any Default by Tenant, Tenant covenants and agrees to surrender possession of the Demised Premises to Landlord broom clean, with all lighting, doors (including, without limitation, electrical and mechanical systems in good working order and condition, all walls in clean condition and holes or punctures in the walls repaired, and otherwise in the same condition as when Tenant first occupied the Demised Premises, ordinary wear and tear excepted. Tenant, at Landlord’s option, shall transfer the telephone services to Landlord instead of terminating such service account, provided that Landlord bears any costs of such transfer. If, within the last ninety (90) days of the Lease Term, Tenant has vacated the Demised Premises, Landlord shall have the right to decorate, remodel, repair, or otherwise prepare the Demised Premises for reletting and re-occupancy.

13.2 Holding Over. If Tenant shall hold over after the expiration of the Lease Term, without written agreement providing otherwise, Tenant shall be deemed to be a trespasser upon the Demised Premises. If Landlord consents in writing to such holdover, then Tenant shall be deemed to be a tenant from month to month, at a monthly rental, payable in advance, equal to one hundred fifty percent (150%) of the Basic Rent and Additional Rent, and Tenant shall be bound by all of the other terms, covenants and agreements of this Lease. Nothing contained herein shall be construed to give Tenant the right to hold over at any time, and Landlord may exercise any and all remedies at law or in equity to recover possession of the Demised Premises, as well as any damages incurred by Landlord, due to Tenant’s failure to vacate the Demised Premises and deliver possession to Landlord as herein provided.

XIV. MISCELLANEOUS.

14.1 No Implied Waiver. No failure by Landlord to insist upon the strict performance of any term, covenant or agreement contained in this Lease, no failure by Landlord to exercise any right or remedy under this Lease, and no acceptance of full or partial payment during the continuance of any Default by Tenant, shall constitute a waiver of any such term, covenant or agreement, or a waiver of any such right or remedy, or a waiver of any such Default by Tenant.

14.2 Survival of Provisions. The covenants, agreements and obligations of the parties hereto shall continue in force and effect and survive any expiration of the Lease Term or termination of this Lease.

14.3 Covenants Independent. This Lease shall be construed as if the covenants herein between Landlord and Tenant are independent, and not dependent, and Tenant shall not be entitled to any offset against Landlord if Landlord fails to perform its obligations under this Lease.

14.4 Covenants as Conditions. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

14.5 Tenant’s Remedies. Tenant may bring a separate action against Landlord for any claim Tenant may have against Landlord under this Lease, provided Tenant shall first give written notice thereof to Landlord and shall afford Landlord a reasonable opportunity to cure any such default. In addition, Tenant shall send notice of such default by certified or registered mail, postage prepaid, to any Mortgagee of whose address Tenant has been notified in writing, and shall afford such holder a reasonable opportunity to cure any default on Landlord’s behalf but in no event less than thirty (30) days following such notice. In no event shall Landlord be responsible for any consequential damages incurred by Tenant including, but not limited to, loss of profits or interruption of business as a result of any default by Landlord hereunder.

14.6 Binding Effect. This Lease shall extend to and be binding upon the heirs, executors, legal representatives, successors and assigns of the respective parties hereto. The terms, covenants, agreements and conditions in this Lease shall be construed as covenants running with the Land.

14.7 No Recording. Neither this Lease nor any memorandum or other memorialization of this Lease shall be recorded in the records of any County Clerk and Recorder of the State of Colorado or any other public records without Landlord’s prior consent.

14.8 Notices and Demands. All billings under this Lease shall be provided by Landlord to Tenant at the address for billings set forth in the Summary by regular mail or personal delivery. All other notices and demands under this Lease shall be in writing, signed by the party giving the same and shall be deemed properly given and received when personally delivered or three (3) business days after mailing through the United States mail, postage prepaid, certified or registered, return receipt requested, addressed to the party to receive the notice at the address set forth for such party in the Summary or at such other address as either party may notify the other of in writing.

14.9 Time of the Essence. Time is of the essence under this Lease, and all provisions herein relating thereto shall be strictly construed.

14.10 Captions for Convenience. The headings and captions hereof are for convenience only and shall not be considered in interpreting the provisions hereof.

14.11 Severability. If any provision of this Lease shall be held invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and there shall be deemed substituted for the affected provision a valid and enforceable provision as similar as possible to the affected provision.

14.12 Governing Law. This Lease shall be interpreted and enforced according to the laws of the State of Colorado, without regard to conflicts of laws principles.

14.13 Entire Agreement. This Lease, the Summary, Attachments, Exhibits and Addenda referred to herein, constitute the final and complete expression of the parties’ agreements with respect to the Demised Premises and Tenant’s occupancy thereof. Each party agrees that it has not relied upon or regarded as binding any prior agreements, negotiations, representations, or understandings, whether oral or written, except as expressly set forth herein.

14.14 No Oral Amendment or Modifications. No amendment or modification of this Lease, and no approvals, consents or waivers by Landlord under this Lease, shall be valid or binding unless in writing and executed by the party to be bound.

14.15 Format. This Lease has been prepared to reflect all additions and deletions negotiated between Landlord and Tenant from the initial form of this Lease submitted by Landlord to Tenant. All provisions and terms that are stricken are deletions and shall not be a part of this Lease; provided, however, a deletion from this Lease shall not be construed to create the opposite intent of the deleted provision. All provisions and terms which are underlined (other than headings, titles and captions) are additions and shall be part of this Lease. Tenant acknowledges that it has had the opportunity to thoroughly review and negotiate this Lease and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease.

14.16 Real Estate Brokers. Tenant covenants to pay, hold harmless and indemnify the Landlord from and against any and all cost, expense or liability for any compensation, commissions, charges or claims by any broker or other agent with respect to this Lease or the negotiation thereof, whether or not meritorious, other than the broker(s) listed as the Broker(s) on the Summary. Tenant acknowledges Landlord is not liable for any representations by Tenant’s Broker (as set forth in Section 13 of the Summary) or by Landlord’s Broker except as required in Section 14.17(c), regarding the Demised Premises, the Building, the Project, or this Lease.

14.17 Intentionally Omitted.

14.18 Intentionally Omitted.

14.19 Parking. Except as set forth in summary Tenant shall be entitled to the non-exclusive use of the Parking Area up to the maximum number of unassigned spaces set forth in the Summary, on a first come-first serve basis. Landlord shall be entitled to establish reasonable rules and regulations governing the use of the Parking Area including, without limitation, the right to issue parking permits and decals to be affixed to motor vehicles (with the reasonable costs thereof being a part of the Common Facilities Charges). Landlord may designate a specific area for Tenant’s parking spaces within the Parking Area and may modify, relocate, reduce or restrict any of the parking spaces in the Parking Area, so long as Tenant’s number of parking spaces is not reduced. Landlord shall be entitled to permit the use of the Parking Area for other purposes, including uses not related to the operation of the Building. Landlord shall not be liable for and Tenant hereby releases and covenants not to bring any action against Landlord for any loss, damage or theft to or from any motor vehicle or other property of Tenant or Tenant’s Agents which occurs in or about the Parking Area. If any visitor parking is provided by Landlord in the Parking Area, the use thereof shall be limited to visitors of Tenant and other tenants of the Building, except as otherwise permitted by Landlord. Notwithstanding the foregoing, Tenant’s right to use such parking spaces shall be a license only and Landlord’s inability to make such spaces available at any time for reasons beyond Landlord’s control shall not constitute a default by Landlord under this Lease.

14.20 Relationship of Landlord and Tenant. Nothing contained herein shall be deemed or construed as creating the relationship of principal and agent or of partnership, or of joint venture by the parties hereto, it being understood and agreed that no provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Landlord and Tenant.

14.21 Authority of Tenant. Both Landlord and Tenant executing this Lease on behalf of Tenant and Landlord represent and warrant that he or she is duly authorized to deliver this Lease on behalf of Tenant and Landlord and that this Lease is binding upon Tenant and Landlord in accordance with its terms.

TENANT:

Solera National Bancorp, Inc., a Delaware corporation

By: Robert J. Fenton
Name: ROBERT J. FENTON
Title: V.P., SECRETARY AND TREASURER

LANDLORD:

By: Diedra Garcia
Name: Diedra Garcia
Title: President

STATE OF COLORADO)
)ss
COUNTY OF JEFFERSON)

On June 19, 2006, before me, Tabitha Graham, a Notary Public in and for said state, personally appeared Diedra Garcia, President of Clairbridge Companies, LLC, a Colorado limited liability company, and personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Tabitha Graham
Notary Public

Tabitha Graham Notary Public State of Colorado

My Commission Expires: 8-31-2008

STATE OF COLORADO )
) ss.
COUNTY OF DENVER )

On June 19, 2006, before me, Tabitha Graham, a Notary Public in and for said state, personally appeared Robert J. Fenton, V.P., Secy., & Treasurer of Solera National Bancorp., Inc., a Delaware corporation, and personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

[Seal: Tabitha Graham Notary Public State of Colorado]

Tabitha Graham
Notary Public

My Commission Expires: 8-31-2008

EXHIBIT “A”

Legal Descriptions of Land and Project

Land: THE NORTH 200 FEET OF THE SOUTH 250 FEET OF THE WEST 135 FEET OF THE EAST 160 FEET OF THE EAST ONE-HALF OF THE SOUTHWEST ONE-QUARTER OF THE SOUTHWEST ONE-QUARTER OF THE SOUTHEAST ONE-QUARTER OF SECTION 12, TOWNSHIP 4 SOUTH, RANGE 69 WEST OF THE 8TH PRINCIPAL MERIDIAN CITY OF LAKEWOOD, COUNTY OF JEFFERSON. STATE OF COLORADO AND CONTAINS AN AREA OF 27,001.05 SQUARE FEET OF 0.62 ACRE. MORE OR LESS

A-1

EXHIBIT “B”

Location of Demised Premises Within Building

BREAK 105
PM 114
PM 112
PM 111
DOCUMENTS 110
STORAGE 109
MECH 120
SERVER 121
BFP
VISITOR 122
PLAN COPY 116
FILES 125
RECEPTION 124
ACCESSIBLE COUNTERTOP
OFFICE 113
OFFICE 117
BIDDING 107
OPERATIONS 108
ACCOUNT 106
CONF 123
WAITING 101
VESTIBULE 100
P.C. 102
ESTIMATOR 103
BG 104
RG 105
SUITE A
Suite B

FLOOR PLAN

1/8"=1'-0"

Clairbridge Professional Building

Suite B Demised premises

B-1

EXHIBIT “C”

Rules & Regulations

The following rules and regulations shall be in effect at the Building. Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions to the regulations at any time by written notice to Tenant. In the case of any conflict between these rules and regulations and the Lease, the Lease shall be controlling.

1. The sidewalks, entrances shall not be obstructed or used for any purpose other than ingress and egress.

2. No awning or other projection shall be displayed or attached to the outside walls of the Building without the prior written consent of Landlord. The standard blinds provided by Landlord shall not be removed from the windows and no other curtains, shades or screens, shall be installed without the prior consent of Landlord.

3. SIGNAGE: See Exhibit & Standards. Tenant may place at Tenant’s expense one sign above the entry per Exhibit subject to Landlord’s prior written approval (which shall not be unreasonably withheld) and shall be subject to any applicable governmental laws, ordinances and regulations and in compliance with Landlord’s signage program. Tenant shall remove all such signs and graphics prior to the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the Demised Premises; and Tenant shall repair any injury or defacement, including without limitation, discoloration caused by such installation or removal.

4. The toilets, wash bowls and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by tenant who, or whose servants, employees, agents, visitors or licensees shall have caused the same.

5. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Demised Premises, and no cooking shall be done or permitted by any tenant on the Demised Premises, except use of microwave and the preparation of coffee, tea, hot chocolate and similar items for tenants and their employees shall be permitted. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate the Demised Premises.

6. The Demised Premises shall not be used for the manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Demised Premises for general purposes. No tenant shall occupy or permit any portion of his Demised Premises to be occupied for the manufacture or sale of alcohol, liquor, narcotics (other than prescription medicines sold under license) or tobacco in any form. The Demised Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

7. Tenant shall not do or permit anything to be done in the Demised Premises, or bring or keep anything in the Demised Premises, which shall in any way increase the rate of fire insurance on the Building, or on the property kept in the Building, or obstruct or interfere with the rights of other tenants, or conflict with the regulations of the Fire Department or the fire laws, or with any insurance policy upon the Building, or any portion of the Building or its contents, or with any rules and ordinances established by the board of health or other applicable governmental authority.

C-1

8. No tenant shall use, keep or permit to be used or kept any foul or noxious gas or substances in the Demised Premises or the Building or permit or suffer the Demised Premises to be occupied or used in a manner offensive or objectionable to Landlord or other tenants of the Building of neighboring buildings by reason of noise odors and/or vibrations, including, without limitation, by the use of any musical instrument, radio, phonograph, sound-producing instrument or device that can be heard outside the Demised Premises.

9. No tenants shall place any radio or television antenna on the roof or on any part of the inside or outside of the Building without written permission of Landlord. No tenant shall operate any electrical device from which may emanate electrical waves, which may interfere with or impair radio or television broadcasting or reception from or in the Building or any part of the Project.

10. Landlord reserves the right to exclude or expel from the Building or any part of the Project any person who in the reasonable judgment of Landlord is intoxicated, is under the influence of alcohol or drugs, who presents a danger to other persons or property or who shall in any manner do any act in violation of these Rules and Regulations.

11. No tenant nor any of tenant’s servants, employees, agents, visitors or licensees, shall any time keep or permit to be kept upon the Demised Premises any inflammable, combustible or explosive fluid, chemical or substance without the prior approval of Landlord.

12. No additional locks or bolts of any kind shall be placed upon any of the doors by any tenant, nor shall any changes be made in existing locks or the mechanism thereof, except tenant shall at his option have the existing exterior locks re-keyed at their expense by Landlords locksmith.

13. The Demised Premises shall only be used as specifically permitted under the terms of the Lease.

14. Tenant shall maintain liability insurance in the amounts specified in the Lease and name Landlord as an additional insured and provide Landlord with a certificate of insurance.

15. Tenant and their employees and guests shall observe all signs and posted speed limits and park within painted or assigned parking stalls only.

16. Car repairs, waxing, washing or cleaning of vehicles within the Demised Premises and/or in any common areas or parking areas is strictly prohibited.

17. Tenant shall maintain at their expense any leased warehouse area at a temperature complying with local codes and requirements to protect fire sprinkler system from freezing during winter months; the code requirement is min. of 40 degrees.

18. The expense of repairing any damage resulting from a violation of any Rule or Regulation herein shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

C-2

EXHIBIT “D”

Signage Specifications

10' 3" +/-
10' 0"
4' 8"
4' 8"
4" +/-
1' 3"
9" CAPS
4" +/-
2' 7"
2' 1"
11"
4"
6' 7"
2' 1" +/-
12"
Clairbridge Professional Building
DRG
CONSTRUCTION
TENANT
5801

DOUBLE FACED FREE-STANDING SIGN

SCALE: 1/2" = 1' 0"

1/2" ADDRESS #'s

~~1/2~~ 1/4" CUT OUT ALUMINUM TITLE LETTERS AND ADDRESS WITH LAMINATED BRUSHED ALUMINUM FACES....
FLUSH MOUNT TO FACE OF SIGN WITH STUDS, SILICONE

TOP BACKGROUND AREA AND END COLOR TO SIMILATE BLOCK...
BOTTOM BACKGROUND AREA AND END COLOR TO MATCH BUILDING....
PROJECTION DETAIL COLOR TO MATCH BUILDING....

2" DEEP PAINTED ALUMINUM PANS...
WHITE VINYL COPY....
FLUSH MOUNT TO FACE OF SIGN...

CLIENT TO PROVIDE EPS FILE OF COPY SUITABLE FOR REPRODUCTION...

STRUCTURE BY OTHERS...

Heritage Signs, Inc.

This design is the property of Heritage Signs, Inc. Any unauthorized use or reproduction in whole or in part is expressly prohibited. All rights reserved.

© COPYRIGHT 2006
HERITAGE SIGNS, INC.

DESIGN NUMBER 141-06

D-1

EXHIBIT “E”

Space Plan

Space Plan - Exhibit E

GENERAL NOTES

ABBREVIATIONS

KENNEY ARCHITECTS, PA

VICINITY PLAN

AREA MAP

PROJECT CODE DATA

ARCHITECTURAL SYMBOLS

DRAWING INDEX

[redacted] + Building Std.

+ Upgrades

SCOPE OF WORK

SOLERA BANK

LAKEWOOD, COLORADO

SHEET TITLE

COVER SHEET
GENERAL NOTES

FINISH GENERAL NOTES

FINISH SYMBOLS KEY

LEVEL 5 FIN?

WALL COVERINGS

FLOOR COVERINGS

⊕ 1 FURNITURE PLAN

⊕ 2 FINISH PLAN

KA BY LANDLORD

KINNEY ARCHITECTS, PA

ISSUES + REVISIONS

PROJECT
SOLERA BANK

5601 W. ALAMEDA AVE.
LAKEWOOD, COLORADO

SHEET TITLE
FURNITURE/
FINISH PLAN

EXHIBIT “F”

Work Letter

THIS WORK LETTER is attached as Exhibit F to the Lease of Space Single Story Office dated as of June 19, 2006 between Clairbridge Companies, LLC a Colorado limited liability Company (“CLAIRBRIDGE LLC”), as (“Landlord”) and Solera National Bancorp a Delaware corporation (“Tenant”).

SOLERA NATIONAL BANCORP,Inc., a Delaware corporation (“Tenant”), as tenant, and constitutes the further agreement between Landlord and Tenant as follows:

Concurrently herewith, Tenant and Landlord have executed a Lease covering the Demised Premises (the provisions of said Lease are herein incorporated by reference as if fully set forth herein). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease. In consideration of the execution of said Lease, Tenant and Landlord mutually agree as follows:

1. Landlord Work. Landlord agrees to act as construction manager for construction of certain tenant improvements and Landlord agrees to deliver the Demised Premises and provide a 1 year warranty on all Landlord work to the Tenant and construct the tenant improvements at its sole cost ("Landlord Work") in a good and workmanlike manner, using building standard materials, and in reasonable accordance with the ( “Space Plan”) prepared by Kenney Designs, dated_______________ and the plans and specifications” approved by Landlord and Tenant dated ___________, 2006, the ("Approved Plans and Specifications") and attached hereto as Schedule “1”. Landlord is a licensed General Contractor and will be performing the work as defined herein. Landlord shall select the subcontractors to complete the Landlord Work per the Approved Plans and Specifications, and reserves the right to perform certain aspects (Electrical and Mechanical work) of this project under a “Design Build” format. Except as set forth herein, Landlord shall have no further obligations thereafter with respect to repair or replacement of items in the Demised Premises. Upon Substantial Completion of the Landlord Work and the Punch List Items (as such terms are defined below), Landlord shall have no further obligation with regard to tenant improvements within the Demised Premises. Notwithstanding anything contained herein to the contrary, all (i) Tenant moving expenses and (ii) costs for installation of Tenant’s equipment and furnishings shall be the sole responsibility of Tenant. Landlord shall cause Substantial Completion of the Landlord Work to occur prior to September 1, 2006 other than Punch List items which shall be corrected within sixty (60) days thereafter. Notwithstanding the foregoing, Section 3.3 of the Lease sets forth Tenant’s sole remedy with respect to any failure by Landlord to cause Substantial Completion of the Landlord Work by September 1, 2006.

2. Substantial Completion. “Substantial Completion” of construction of the Landlord’s Work shall be defined as the date upon which the space planner or other consultant engaged by Landlord determines that the Landlord’s Work has been substantially completed in accordance with the Approved Plans and Specifications, except for such items that constitute minor defects or adjustments which can be completed after occupancy without causing any material interference with Tenant’s use of the Demised Premises (so called “Punch List” items). After the completion of the Landlord’s Work, Tenant shall, upon demand, execute and deliver to Landlord the Commencement Letter accepting the improvements performed on the Demised Premises. The failure of Tenant to take possession of or to occupy the Demised Premises as per the terms of the Lease shall not serve to relieve Tenant of any obligations arising on the Commencement Date or delay the payment of Basic Rent, Additional Rent or any other obligations by Tenant.

3. Changes to Approved Plans and Specifications. Any changes, modifications, alterations or revisions to the Approved Plans and Specifications (each, a “Change”) shall be made only with Landlord’s prior written approval and shall be at Tenant’s sole cost and expense subject to the terms and condition of Article 16 of the Addendum to lease (including, without limitation, any additional space planning services and architectural / engineering drawings that may be required in connection with such modifications). If Tenant shall request any Change in any of the Approved Plans and Specifications after approval by Landlord, Landlord shall, if required, have such revisions to the drawings prepared, and Tenant shall reimburse Landlord for the net cost of such revisions upon demand. Promptly upon completion of any required revisions, Landlord shall notify Tenant in writing of the increased cost, if any, which will be chargeable to Tenant by reason of such Change. Tenant shall, within one (1) business day, notify Landlord in writing whether it desires to proceed with such Change. In the absence of such written authorization, Landlord shall have the option to continue work on the Demised Premises disregarding the requested Change, or Landlord may elect to discontinue work on the Demised Premises until it receives notice of Tenant's decision, and any such discontinuation of work shall constitute a Tenant Delay.

4. Costs of Approved Plans and Specifications. Landlord is responsible for the fees and expenses of producing the Approved Plans and Specifications and any associated construction and engineering drawings.

5. Certificate of Occupancy. Upon Substantial Completion of the Landlord Work, Landlord shall obtain at Landlord’s expense a certificate of occupancy for the Demised Premises.

6. Omitted.

7. Tenant Delay. Tenant’s obligation to commence paying Basic Rent will not be delayed or extended by any “Tenant Delay” which includes, without limitation, delay: (i) caused by or resulting from any Change to the Approved Plans and Specifications requested by Tenant or Tenant’s Agents; (ii) in delivering, installation or completion of any items specified by Tenant to the extent that such items require ordering or work deadlines inconsistent with the scheduled Commencement Date; (iii) associated with any work at the Demised Premises performed by Tenant or ay of Tenant’s Agents, or (iv) of any other kind or nature caused by Tenant or any of Tenant’s Agents.

8. Tenant Representative. Tenant has designated Andy Kenney as its representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of Tenant as required in this Work Letter.

9. Landlord Representative. Landlord has Diedra Garcia as its sole representative with respect to Landlord’s responsibilities under this Work Letter who shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

10. Notices. Any and all notices required to be given hereunder shall be in writing in accordance with the terms and provisions of the Lease; provided, however, in all cases notices shall also be given to those individuals specified in Sections 8 and 9 above.

IN WITNESS WHEREOF, the parties have caused this Work Letter concurrently with the execution of the Lease.

TENANT:

SOLERA NATIONAL BANCORP, Inc., a Delaware
corporation

By: /s/ Robert J. Fenton
Name: Robert J. Fenton
Title: V.P., Secretary & Treasurer

LANDLORD:

CLAIRBRIDGE COMPANIES, LLC a Colorado limited liability Company

By: /s/ Diedra Garcia
Name: Diedra Garcia
Title: President

SCHEDULE “1”

Description of Landlord Work - Architectural Space Plan

Refer to Exhibit E of Lease

SCHEDULE “2”

Approved Plans and Specifications, including engineered drawings

Forthcoming

EXHIBIT “G”

Addendum to Lease

THIS ADDENDUM ATTACHED TO AND MADE A PART OF THIS OFFICE LEASE DATED 19th day of June, 2006, BY AND BETWEEN Clairbridge Companies, LLC a Colorado limited liability Company (“CLAIRBRIDGE LLC”), as the “Landlord” and Solera National Bancorp, Inc., a Delaware corporation (“Tenant”),CONCERNING THE PREMISES KNOWN AS 5801 W. Alameda Avenue, Suite “B,” Lakewood, Colorado in the Clairbridge Office building. In the event that any conflict between the terms and provisions of the Lease and the terms and conditions of this Addendum the terms and provisions of this Addendum shall control.

15. Options to Renew: As long as the Lease is in full force and effect and Tenant either at the time of the exercise of the Option or at the following described Option period(s): (i) is occupying and doing business from the Premises at the time the election is exercised; and (ii) is not in default under the Lease at the time of the election; and (iii) has maintained a history of payments within the applicable grace period, if any, provided under the Lease;

Tenant is hereby granted the option to renew this Lease for 2 successive renewal terms(s), commencing upon the day next following the expiration of the then current lease term. Each option period shall be for a term of 5 years (the “Extension Period”). The terms of this Lease during the Option Periods shall be the same as during the current Lease period, except as provided below. Tenant shall deliver written notice to Landlord of Tenant’s desire to extend the Lease term as provided herein no later than 180 days prior to the termination date of each lease term.

The annual Basic Rent as defined in the Lease during each Extension Period shall be at the then prevailing market rate for comparable space.

Upon receipt of such notice, Landlord and Tenant shall have 30 days to agree on the market rate for annual Basic Rent to be charged during the extension period.

If the parties are unable to reach agreement within 30 days after Landlord receives Tenant's Notice, Landlord and Tenant shall, within 40 days after the date Landlord receives Tenant's Notice, each appoint a broker ("Landlord's Rent Broker" and "Tenant's Rent Broker," respectively) who is knowledgeable in commercial property values in the area in which the Premises are located and is not an employee or affiliate of either Landlord or Tenant. Landlord's Rent Broker and Tenant's Rent Broker shall attempt to agree upon the market rental rate applicable to the Premises. If Landlord's Rent Broker and Tenant's Rent Broker are unable to reach agreement within 70 days after the date of Landlord's receipt of Tenant's Notice, they shall, within 80 days after the date of Landlord's receipt of Tenant's Notice, appoint an additional Rent Broker ("Additional Rent Broker") with the same qualifications and, within 15 days after such appointment, each of Landlord's Rent Broker and Tenant's Rent Broker will submit their respective written reports of the market rental rate applicable to the Premises to the Additional Rent Broker. Within 10 days thereafter, the Additional Rent Broker shall determine annual Basic Rent for the extended term, which will be the rate proposed by Landlord's Rent Broker or the rate proposed by Tenant's Rent Broker. If, within 80 days after Landlord' s receipt of Tenant's Notice, Landlord's Rent Broker and Tenant's Rent Broker do not agree upon and designate the Additional Rent Broker, either Landlord or Tenant may request that the local office of the American Arbitration Association (or, if such organization or its successor shall no longer be in existence, a recognized national arbitration association mutually satisfactory to both parties), designate the Additional Rent Broker, and the Additional Rent Broker so designated shall, for all purposes, have the same standing and powers as though the Additional Rent Broker had been initially appointed by Landlord's Rent Broker and Tenant's Rent Broker. Landlord and Tenant shall each bear the cost of its Rent Broker and shall share equally the cost of the Additional Rent Broker.

Upon determination of the new annual Basic Rent, Landlord and Tenant will execute an amendment to this Lease so confirming the extension of the Lease and the new Basic Rent as soon as practicable.

16. Tenant Improvements: Landlord has agreed to deliver the Premises to Tenant according to the details set forth on the Space Plan depicted on Exhibit E, defining the Landlords “Scope of Work”. Landlord and Tenant agree that the Exhibit E contains both Building Standard Improvements and Upgrades. Landlord and Tenant will cooperate to identify the Building Standard Improvements and Upgrades no later than July 7, 2006 and amend this Exhibit G as contemplated herein.

Landlord further agrees that in consideration for Tenant entering into this Lease, Landlord shall provide the following Building Standard Improvements (collectively the “Building Standard Improvements”) at no cost to the Tenant:

Doors and Hardware
3'0" x 7'0" solid core oak or birch, stained
Latch set (DRG to provide spec), lock optional
Painted knock down hollow metal door frames

Finishes
Traditional metal stud partitions to grid, acoustical insulation (25 ga. Studs, 24" on center) 3 5/8" sheetrock
Level 4 drywall finish
Reception desk as shown in Suite A, laminate transaction top
Painted, max of two accent colors approved by landlord, base color
Broadloom, glue-down carpet, spec provided by DRG
4" rubber base
VCT in breakroom
2'x4' acoustical ceiling tile
Ceramic tile at bathroom wet wall/s

Specialities
One ea. water closet (Men and Women)

Furnishings
Vertical blinds as shown in Suite A on all exterior windows

Mechanical/Plumbinq
HVAC to similar to Suite A
Exhaust fan in restrooms
Lavatories in restrooms- one each

Electrical
2'x4' deep cell parabolic fixtures, troffer layout one per 80 square feet

2 standard duplex outlets per room (color and type of covers and devises to match suite A)
1 data stub/room

Tenant has requested and Landlord has agreed to construct certain upgrades (collectively the “Upgrades”) to the Premises that are in addition to the Building Standard Improvements provided by Landlord listed above. Landlord has agreed to amortize the cost of the Upgrades over the initial term of the Lease together with the Landlords cost of funds at 10% per annum. Tenant has agreed to pay for the cost of these Upgrades in the form of Additional Rent as provided in article 4.5 of the Lease, upon Tenant's approval of such Upgrades in connection with engineering drawings and final pricing.

Landlord agrees to provide Tenant with an initial estimate of Upgrade costs for the prior to execution of the Lease and the final pricing prior commencement of construction of any of the improvements. Tenant acknowledges that Landlord shall not be bound by any pricing until such time as the final construction drawings have been issued by Tenant’s Architect and Landlord has had reasonable time to obtain competitive bids from its subcontractors for the proposed work. Landlord acknowledges and agrees not to incorporate any of the Upgrades into the Scope of work until Tenant has reviewed the final pricing for each Upgrade and approved the same in writing.

The Upgrades incorporated into the Space Plan attached as Exhibit E are as follows:

UPGRADES
Millwork, shelving and casework
Receptionist desk extension beyond what is shown in Suite A
Conference room/interior glazing
24" wide, frameless Sidelites on interior private office doors (4- BY LANDLORD)
Level 5 drywall finish (proposed, difference between 5 and 4) Partition penetration beyond grid ceiling
All drywall ceilings and soffits, except restrooms
2'x2' acoustical ceiling tile
Carpet border
Carpet base (proposed)
Carpet pad
Ceramic tile (proposed)
Granite transaction top at receptionist desk
Shelving (proposed)
Casework (proposed)
Exhaust fan in break room
Sink/plumbing in break room
Difference between building standard 2'x4' deep cell parabolic and incandescent lighting
HVAC temperature control system

BY TENANT
Data/phone cabling

Upon the completion of the construction, Landlord and Tenant will approve the schedule of Additional Rent attributed to the cost of construction of the Upgrades as approved by Tenant above.

IN WITNESS WHEREOF the parties hereto have caused this Exhibit G to be executed the day and year first above written.

TENANT:

SOLERA NATIONAL BANCORP, Inc., a Delaware
corporation

By:  /s/ Robert J. Fenton
Name:  Robert J. Fenton
Title:  V.P., Secretary & Treasurer

LANDLORD:

CLAIRBRIDGE COMPANIES, LLC a Colorado limited liability Company

By:  /s/ Diedra Garcia
Name: Diedra Garcia
Title: President